Exhibit 99.2

Supplemental Information

Fourth Quarter 2009

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation and Subsidiaries

1

Bank of America Corporation and Subsidiaries

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	Year Ended December 31		Fourth Quarter 2009 (1)		Third Quarter 2009 (1)		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008 (1)
	2009	2008
Income statement
Net interest income	$47,109	$45,360	$11,559		$11,423		$11,630	$12,497	$13,106
Noninterest income	72,534	27,422	13,517		14,612		21,144	23,261	2,574
Total revenue, net of interest expense	119,643	72,782	25,076		26,035		32,774	35,758	15,680
Provision for credit losses	48,570	26,825	10,110		11,705		13,375	13,380	8,535
Noninterest expense, before merger and restructuring charges	63,992	40,594	15,852		15,712		16,191	16,237	10,641
Merger and restructuring charges	2,721	935	533		594		829	765	306
Income tax expense (benefit)	(1,916)	420	(1,225)		(975)		(845)	1,129	(2,013)
Net income (loss)	6,276	4,008	(194)		(1,001)		3,224	4,247	(1,789)
Preferred stock dividends and accretion (2)	8,480	1,452	5,002		1,240		805	1,433	603
Net income (loss) applicable to common shareholders	(2,204)	2,556	(5,196)		(2,241)		2,419	2,814	(2,392)
Diluted earnings (loss) per common share	(0.29)	0.54	(0.60)		(0.26)		0.33	0.44	(0.48)
Average diluted common shares issued and outstanding	7,728,570	4,596,428	8,634,565		8,633,834		7,269,518	6,431,027	4,957,049
Dividends paid per common share	$0.04	$2.24	$0.01		$0.01		$0.01	$0.01	$0.32

Performance ratios
Return on average assets	0.26%	0.22%	n/m	%	n/m	%	0.53%	0.68%	n/m	%
Return on average common shareholders’ equity	n/m	1.80	n/m		n/m		5.59	7.10	n/m
Return on average tangible common shareholders’ equity (4)	n/m	4.72	n/m		n/m		12.68	16.15	n/m
Return on average tangible shareholders’ equity (4)	4.18	5.19	n/m		n/m		8.86	12.42	n/m
At period end
Book value per share of common stock (3)	$21.48	$27.77	$21.48		$22.99		$22.71	$25.98	$27.77
Tangible book value per share of common stock (4)	11.94	10.11	11.94		12.00		11.66	10.88	10.11
Market price per share of common stock:
Closing price	$15.06	$14.08	$15.06		$16.92		$13.20	$6.82	$14.08
High closing price for the period	18.59	45.03	18.59		17.98		14.17	14.33	38.13
Low closing price for the period	3.14	11.25	14.58		11.84		7.05	3.14	11.25
Market capitalization	130,273	70,645	130,273		146,363		114,199	43,654	70,645

Number of banking centers - domestic	6,011	6,139	6,011		6,008		6,109	6,145	6,139
Number of branded ATMs - domestic	18,262	18,685	18,262		18,254		18,426	18,532	18,685
Full-time equivalent employees	283,717	240,202	283,717		281,863		282,408	286,625	240,202

(1)	Due to a net loss for the three months ended December 31, 2009, September 30, 2009 and December 31, 2008, the impact of antidilutive equity instruments were excluded from diluted earnings per common share and average diluted common shares.
(2)	Includes $4.0 billion of accelerated accretion from redemption of preferred stock issued to the U.S. Treasury in the fourth quarter of 2009.
(3)	Book value per share of common stock includes the impact of the conversion of common equivalent shares to common shares.
(4)	Tangible equity ratios and tangible book value per share of common stock are non-GAAP measures. For corresponding reconciliations of average tangible common shareholders’ equity and tangible shareholders’ equity to GAAP financial measures, see Supplemental Financial Data on page 3. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation.
n/m	= not meaningful

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries

Supplemental Financial Data

(Dollars in millions, shares in thousands)

Fully taxable-equivalent basis data

	Year Ended December 31		Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2009	2008	2009	2009	2009	2009	2008
Net interest income	$48,410	$46,554	$11,896	$11,753	$11,942	$12,819	$13,406
Total revenue, net of interest expense	120,944	73,976	25,413	26,365	33,086	36,080	15,980
Net interest yield	2.65%	2.98%	2.62%	2.61%	2.64%	2.70%	3.31%
Efficiency ratio	55.16	56.14	64.47	61.84	51.44	47.12	68.51

Reconciliation to GAAP financial measures

The Corporation evaluates its business based upon ratios that utilize tangible equity which is a non-GAAP measure. Return on average tangible shareholders’ equity measures the Corporation’s earnings contribution as a percentage of shareholders’ equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders’ equity measures the Corporation’s earning contribution available to common shareholders as a percentage of common shareholders’ equity plus Common Equivalent Securities reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred liabilities. The tangible common equity ratio represents common shareholders’ equity plus Common Equivalent Securities less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per share common stock represents ending common shareholders’ equity plus Common Equivalent Securities less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by ending common shares outstanding plus the number of common shares issued upon conversion of Common Equivalent Securities. These measures are used to evaluate the Corporation’s use of equity (i.e., capital). In addition, profitability, relationship, and investment models all use return on average tangible shareholders’ equity as key measures to support our overall growth goals. Also, the efficiency ratio measures the costs expended to generate a dollar of revenue. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation.

Other companies may define or calculate supplemental financial data differently. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, and the years ended December 31, 2009 and 2008.

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity

Shareholders’ equity	$244,645	$164,831	$250,599	$255,983	$242,867	$228,766	$176,566
Goodwill	(86,034)	(79,827)	(86,053)	(86,170)	(87,314)	(84,584)	(81,841)
Intangible assets (excluding MSRs)	(12,220)	(9,502)	(12,556)	(13,223)	(13,595)	(9,461)	(8,818)
Related deferred tax liabilities	3,831	1,782	3,712	3,725	3,916	3,977	1,913

Tangible shareholders’ equity	$150,222	$77,284	$155,702	$160,315	$145,874	$138,698	$87,820

Reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity

Common shareholders’ equity	$182,288	$141,638	$197,123	$197,230	$173,497	$160,739	$142,535
Common Equivalent Securities	1,213	—	4,811	—	—	—	—
Goodwill	(86,034)	(79,827)	(86,053)	(86,170)	(87,314)	(84,584)	(81,841)
Intangible assets (excluding MSRs)	(12,220)	(9,502)	(12,556)	(13,223)	(13,595)	(9,461)	(8,818)
Related deferred tax liabilities	3,831	1,782	3,712	3,725	3,916	3,977	1,913

Tangible common shareholders’ equity	$89,078	$54,091	$107,037	$101,562	$76,504	$70,671	$53,789

Reconciliation of period end shareholders’ equity to period end tangible shareholders’ equity

Shareholders’ equity	$231,444	$177,052	$231,444	$257,683	$255,152	$239,549	$177,052
Goodwill	(86,314)	(81,934)	(86,314)	(86,009)	(86,246)	(86,910)	(81,934)
Intangible assets (excluding MSRs)	(12,026)	(8,535)	(12,026)	(12,715)	(13,245)	(13,703)	(8,535)
Related deferred tax liabilities	3,498	1,854	3,498	3,714	3,843	3,958	1,854

Tangible shareholders’ equity	$136,602	$88,437	$136,602	$162,673	$159,504	$142,894	$88,437

Reconciliation of period end common shareholders’ equity to period end tangible common shareholders’ equity

Common shareholders’ equity	$194,236	$139,351	$194,236	$198,843	$196,492	$166,272	$139,351
Common Equivalent Securities	19,244	—	19,244	—	—	—	—
Goodwill	(86,314)	(81,934)	(86,314)	(86,009)	(86,246)	(86,910)	(81,934)
Intangible assets (excluding MSRs)	(12,026)	(8,535)	(12,026)	(12,715)	(13,245)	(13,703)	(8,535)
Related deferred tax liabilities	3,498	1,854	3,498	3,714	3,843	3,958	1,854

Tangible common shareholders’ equity	$118,638	$50,736	$118,638	$103,833	$100,844	$69,617	$50,736

Reconciliation of period end assets to period end tangible assets

Assets	$2,223,299	$1,817,943	$2,223,299	$2,251,043	$2,254,394	$2,321,963	$1,817,943
Goodwill	(86,314)	(81,934)	(86,314)	(86,009)	(86,246)	(86,910)	(81,934)
Intangible assets (excluding MSRs)	(12,026)	(8,535)	(12,026)	(12,715)	(13,245)	(13,703)	(8,535)
Related deferred tax liabilities	3,498	1,854	3,498	3,714	3,843	3,958	1,854

Tangible assets	$2,128,457	$1,729,328	$2,128,457	$2,156,033	$2,158,746	$2,225,308	$1,729,328

Reconciliation of ending common shares outstanding to ending tangible common shares outstanding

Common shares outstanding	8,650,244	5,017,436	8,650,244	8,650,314	8,651,459	6,400,950	5,017,436
Conversion of common equivalent shares	1,286,000	—	1,286,000	—	—	—	—

Tangible common shares outstanding	9,936,244	5,017,436	9,936,244	8,650,314	8,651,459	6,400,950	5,017,436

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	Year Ended December 31		Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2009	2008	2009 (1)	2009 (1)	2009	2009	2008 (1)
Interest income
Interest and fees on loans and leases	$48,703	$56,017	$11,405	$11,620	$12,329	$13,349	$14,220
Interest on debt securities	12,947	13,146	2,859	2,975	3,283	3,830	3,851
Federal funds sold and securities borrowed or purchased under agreements to resell	2,894	3,313	327	722	690	1,155	393
Trading account assets	7,944	9,057	1,721	1,843	1,952	2,428	2,120
Other interest income	5,428	4,151	1,333	1,363	1,338	1,394	1,018

Total interest income	77,916	85,684	17,645	18,523	19,592	22,156	21,602

Interest expense
Deposits	7,807	15,250	1,472	1,710	2,082	2,543	3,296
Short-term borrowings	5,512	12,362	658	1,237	1,396	2,221	1,910
Trading account liabilities	2,075	2,774	591	455	450	579	524
Long-term debt	15,413	9,938	3,365	3,698	4,034	4,316	2,766

Total interest expense	30,807	40,324	6,086	7,100	7,962	9,659	8,496

Net interest income	47,109	45,360	11,559	11,423	11,630	12,497	13,106

Noninterest income
Card income	8,353	13,314	1,782	1,557	2,149	2,865	3,102
Service charges	11,038	10,316	2,756	3,020	2,729	2,533	2,559
Investment and brokerage services	11,919	4,972	3,014	2,948	2,994	2,963	1,072
Investment banking income	5,551	2,263	1,596	1,254	1,646	1,055	618
Equity investment income (loss)	10,014	539	2,026	843	5,943	1,202	(791)
Trading account profits (losses)	12,235	(5,911)	1,475	3,395	2,164	5,201	(4,101)
Mortgage banking income	8,791	4,087	1,652	1,298	2,527	3,314	1,523
Insurance income	2,760	1,833	703	707	662	688	741
Gains on sales of debt securities	4,723	1,124	1,039	1,554	632	1,498	762
Other income (loss)	(14)	(1,654)	(1,884)	(1,167)	724	2,313	(1,448)
Other-than-temporary impairment losses on AFS debt securities:
Total other-than-temporary impairment losses	(3,508)	(3,461)	(837)	(847)	(1,110)	(714)	(1,463)
Less: Portion of other-than-temporary impairment losses recognized in OCI	672	—	195	50	84	343	—

Net impairment losses recognized in earnings on AFS debt securities	(2,836)	(3,461)	(642)	(797)	(1,026)	(371)	(1,463)

Total noninterest income	72,534	27,422	13,517	14,612	21,144	23,261	2,574

Total revenue, net of interest expense	119,643	72,782	25,076	26,035	32,774	35,758	15,680

Provision for credit losses	48,570	26,825	10,110	11,705	13,375	13,380	8,535

Noninterest expense
Personnel	31,528	18,371	7,357	7,613	7,790	8,768	4,027
Occupancy	4,906	3,626	1,339	1,220	1,219	1,128	1,003
Equipment	2,455	1,655	600	617	616	622	447
Marketing	1,933	2,368	443	470	499	521	555
Professional fees	2,281	1,592	770	562	544	405	521
Amortization of intangibles	1,978	1,834	432	510	516	520	477
Data processing	2,500	2,546	639	592	621	648	641
Telecommunications	1,420	1,106	387	361	345	327	292
Other general operating	14,991	7,496	3,885	3,767	4,041	3,298	2,678
Merger and restructuring charges	2,721	935	533	594	829	765	306

Total noninterest expense	66,713	41,529	16,385	16,306	17,020	17,002	10,947

Income (loss) before income taxes	4,360	4,428	(1,419)	(1,976)	2,379	5,376	(3,802)
Income tax expense (benefit)	(1,916)	420	(1,225)	(975)	(845)	1,129	(2,013)

Net income (loss)	$6,276	$4,008	$(194)	$(1,001)	$3,224	$4,247	$(1,789)

Preferred stock dividends and accretion (2)	8,480	1,452	5,002	1,240	805	1,433	603

Net income (loss) applicable to common shareholders	$(2,204)	$2,556	$(5,196)	$(2,241)	$2,419	$2,814	$(2,392)

Per common share information
Earnings (loss)	$(0.29)	$0.54	$(0.60)	$(0.26)	$0.33	$0.44	$(0.48)
Diluted earnings (loss)	(0.29)	0.54	(0.60)	(0.26)	0.33	0.44	(0.48)
Dividends paid	0.04	2.24	0.01	0.01	0.01	0.01	0.32

Average common shares issued and outstanding	7,728,570	4,592,085	8,634,565	8,633,834	7,241,515	6,370,815	4,957,049

Average diluted common shares issued and outstanding	7,728,570	4,596,428	8,634,565	8,633,834	7,269,518	6,431,027	4,957,049

(1)	Due to a net loss for the three months ended December 31, 2009, September 30, 2009 and December 31, 2008, the impact of antidilutive equity instruments was excluded from diluted earnings per share and average diluted common shares.
(2)	Includes $4.0 billion of accelerated accretion from redemption of preferred stock issued to the U.S. Treasury in the fourth quarter of 2009.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet

(Dollars in millions)

	December 31 2009	September 30 2009	December 31 2008
Assets
Cash and cash equivalents	$121,339	$152,412	$32,857
Time deposits placed and other short-term investments	24,202	22,992	9,570
Federal funds sold and securities borrowed or purchased under agreements to resell	189,933	187,761	82,478
Trading account assets	182,206	204,838	134,315
Derivative assets	80,689	94,855	62,252
Debt securities:
Available-for-sale	301,601	247,200	276,904
Held-to-maturity, at cost	9,840	9,545	685
Total debt securities	311,441	256,745	277,589
Loans and leases	900,128	914,266	931,446
Allowance for loan and lease losses	(37,200)	(35,832)	(23,071)
Loans and leases, net of allowance	862,928	878,434	908,375
Premises and equipment, net	15,500	15,373	13,161
Mortgage servicing rights (includes $19,465, $17,539 and $12,733 measured at fair value)	19,774	17,850	13,056
Goodwill	86,314	86,009	81,934
Intangible assets	12,026	12,715	8,535
Loans held-for-sale	43,874	40,124	31,454
Customer and other receivables	81,996	93,620	37,608
Other assets	191,077	187,315	124,759
Total assets	$2,223,299	$2,251,043	$1,817,943

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$269,615	$246,729	$213,994
Interest-bearing	640,789	652,730	576,938
Deposits in foreign offices:
Noninterest-bearing	5,489	4,889	4,004
Interest-bearing	75,718	70,551	88,061
Total deposits	991,611	974,899	882,997
Federal funds purchased and securities loaned or sold under agreements to repurchase	255,185	249,578	206,598
Trading account liabilities	65,432	71,672	51,723
Derivative liabilities	43,728	52,624	30,709
Commercial paper and other short-term borrowings	69,524	62,280	158,056
Accrued expenses and other liabilities (includes $1,487, $1,567 and $421 of reserve for unfunded lending commitments)	127,854	126,019	42,516
Long-term debt	438,521	456,288	268,292
Total liabilities	1,991,855	1,993,360	1,640,891
Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 3,960,660, 5,760,660 and 8,202,042 shares	37,208	58,840	37,701
Common stock and additional paid-in capital, $0.01 par value; authorized - 10,000,000,000 shares; issued and outstanding - 8,650,243,926, 8,650,314,133 and 5,017,435,592 shares	128,734	128,823	76,766
Retained earnings	71,233	76,881	73,823
Accumulated other comprehensive income (loss)	(5,619)	(6,705)	(10,825)
Other	(112)	(156)	(413)
Total shareholders’ equity	231,444	257,683	177,052
Total liabilities and shareholders’ equity	$2,223,299	$2,251,043	$1,817,943

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries

Capital Management

(Dollars in millions)

	Fourth Quarter 2009 (1)	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
Risk-based capital:
Tier 1 common	$120,394	$112,357	$110,383	$76,145	$63,339
Tier 1 capital	160,388	193,073	190,874	171,061	120,814
Total capital	226,077	258,568	255,701	237,905	171,661
Risk-weighted assets	1,542,517	1,548,962	1,599,569	1,695,192	1,320,824
Tier 1 common equity ratio (2)	7.81%	7.25%	6.90%	4.49%	4.80%
Tier 1 capital ratio	10.40	12.46	11.93	10.09	9.15
Total capital ratio	14.66	16.69	15.99	14.03	13.00
Tier 1 leverage ratio	6.91	8.39	8.21	7.07	6.44
Tangible equity ratio (3)	6.42	7.55	7.39	6.42	5.11
Tangible common equity ratio (3)	5.57	4.82	4.67	3.13	2.93

(1)	Preliminary data on risk-based capital
(2)	Tier 1 common equity ratio equals Tier 1 capital excluding preferred stock (except for Common Equivalent Securities), trust preferred securities, hybrid securities and minority interest divided by risk-weighted assets.
(3)	Tangible equity ratio equals period end tangible shareholders’ equity divided by period end tangible assets. Tangible common equity equals period end tangible common shareholders’ equity divided by period end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP measures. For corresponding reconciliations of tangible shareholders’ equity and tangible assets to GAAP financial measures, see Supplemental Financial Data on page 3. We believe the use of these non-GAAP measures provide additional clarity in assessing the results of the Corporation.

*	Preliminary data on risk-based capital

Outstanding Common Stock

No common shares were repurchased in the fourth quarter of 2009.

75.0 million shares remain outstanding under the 2008 authorized share repurchase program.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries

Core Net Interest Income - Managed Basis

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Net interest income (1)
As reported	$48,410	$46,554	$11,896	$11,753	$11,942	$12,819	$13,406
Impact of market-based net interest income (2)	(6,119)	(4,939)	(1,305)	(1,395)	(1,524)	(1,895)	(1,462)

Core net interest income	42,291	41,615	10,591	10,358	10,418	10,924	11,944
Impact of securitizations (3)	10,524	8,910	2,474	2,567	2,734	2,749	2,257

Core net interest income - managed basis	$52,815	$50,525	$13,065	$12,925	$13,152	$13,673	$14,201

Average earning assets
As reported	$1,830,193	$1,562,729	$1,807,898	$1,790,000	$1,811,981	$1,912,483	$1,616,673
Impact of market-based earning assets (2)	(481,542)	(360,667)	(490,719)	(468,999)	(476,594)	(489,985)	(311,582)

Core average earning assets	1,348,651	1,202,062	1,317,179	1,321,001	1,335,387	1,422,498	1,305,091
Impact of securitizations (4)	83,640	100,145	75,337	81,703	86,154	91,567	93,189

Core average earning assets - managed basis	$1,432,291	$1,302,207	$1,392,516	$1,402,704	$1,421,541	$1,514,065	$1,398,280

Net interest yield contribution (1, 5)
As reported	2.65%	2.98%	2.62%	2.61%	2.64%	2.70%	3.31%
Impact of market-based activities (2)	0.49	0.48	0.59	0.52	0.49	0.39	0.34

Core net interest yield on earning assets	3.14	3.46	3.21	3.13	3.13	3.09	3.65
Impact of securitizations	0.55	0.42	0.53	0.54	0.58	0.54	0.40

Core net interest yield on earning assets - managed basis	3.69%	3.88%	3.74%	3.67%	3.71%	3.63%	4.05%

(1)	Fully taxable-equivalent basis
(2)	Represents the impact of market-based amounts included in Global Markets.
(3)	Represents the impact of securitizations utilizing actual bond costs. This is different from the business segment view which utilizes funds transfer pricing methodologies.
(4)	Represents average securitized loans less accrued interest receivable and certain securitized bonds retained.
(5)	Calculated on an annualized basis.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Fourth Quarter 2009			Third Quarter 2009			Fourth Quarter 2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$28,566	$220	3.06%	$29,485	$133	1.79%	$10,511	$158	5.97%
Federal funds sold and securities borrowed or purchased under agreements to resell	244,914	327	0.53	223,039	722	1.28	104,843	393	1.50
Trading account assets	218,787	1,800	3.28	212,488	1,909	3.58	179,687	2,170	4.82
Debt securities (1)	279,231	2,921	4.18	263,712	3,048	4.62	280,942	3,913	5.57
Loans and leases (2) :
Residential mortgage (3)	236,883	3,108	5.24	241,924	3,258	5.38	253,560	3,596	5.67
Home equity	150,704	1,613	4.26	153,269	1,614	4.19	151,943	1,954	5.12
Discontinued real estate	15,152	174	4.58	16,570	219	5.30	21,324	459	8.60
Credit card - domestic	49,213	1,336	10.77	49,751	1,349	10.76	64,906	1,784	10.94
Credit card - foreign	21,680	605	11.08	21,189	562	10.52	17,211	521	12.05
Direct/Indirect consumer (4)	98,938	1,361	5.46	100,012	1,439	5.71	83,331	1,714	8.18
Other consumer (5)	3,177	50	6.33	3,331	60	7.02	3,544	70	7.83
Total consumer	575,747	8,247	5.70	586,046	8,501	5.77	595,819	10,098	6.76
Commercial - domestic	207,050	2,090	4.01	216,332	2,132	3.91	226,095	2,890	5.09
Commercial real estate (6)	71,352	595	3.31	74,276	600	3.20	64,586	706	4.35
Commercial lease financing	21,769	273	5.04	22,068	178	3.22	22,069	242	4.40
Commercial - foreign	29,995	287	3.78	31,533	297	3.74	32,994	373	4.49
Total commercial	330,166	3,245	3.90	344,209	3,207	3.70	345,744	4,211	4.85
Total loans and leases	905,913	11,492	5.05	930,255	11,708	5.01	941,563	14,309	6.06
Other earning assets	130,487	1,222	3.72	131,021	1,333	4.05	99,127	959	3.85
Total earning assets (7)	1,807,898	17,982	3.96	1,790,000	18,853	4.19	1,616,673	21,902	5.40
Cash and cash equivalents	230,618			196,116			77,388
Other assets, less allowance for loan and lease losses	383,015			404,559			254,793
Total assets	$2,421,531			$2,390,675			$1,948,854

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$33,749	$54	0.63%	$34,170	$49	0.57%	$31,561	$58	0.73%
NOW and money market deposit accounts	392,212	388	0.39	356,873	353	0.39	285,410	813	1.13
Consumer CDs and IRAs	192,779	835	1.72	214,284	1,100	2.04	229,410	1,835	3.18
Negotiable CDs, public funds and other time deposits	31,758	82	1.04	48,905	118	0.95	36,510	270	2.94
Total domestic interest-bearing deposits	650,498	1,359	0.83	654,232	1,620	0.98	582,891	2,976	2.03
Foreign interest-bearing deposits:
Banks located in foreign countries	16,477	30	0.73	15,941	29	0.73	41,398	125	1.20
Governments and official institutions	6,650	4	0.23	6,488	4	0.23	13,738	30	0.87
Time, savings and other	54,469	79	0.57	53,013	57	0.42	48,836	165	1.34
Total foreign interest-bearing deposits	77,596	113	0.58	75,442	90	0.47	103,972	320	1.22
Total interest-bearing deposits	728,094	1,472	0.80	729,674	1,710	0.93	686,863	3,296	1.91
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	450,538	658	0.58	411,063	1,237	1.19	459,743	1,910	1.65
Trading account liabilities	83,118	591	2.82	73,290	455	2.46	65,058	524	3.20
Long-term debt	445,440	3,365	3.01	449,974	3,698	3.27	255,709	2,766	4.32
Total interest-bearing liabilities (7)	1,707,190	6,086	1.42	1,664,001	7,100	1.70	1,467,373	8,496	2.30
Noninterest-bearing sources:
Noninterest-bearing deposits	267,066			259,621			205,278
Other liabilities	196,676			211,070			99,637
Shareholders’ equity	250,599			255,983			176,566
Total liabilities and shareholders’ equity	$2,421,531			$2,390,675			$1,948,854
Net interest spread			2.54%			2.49%			3.10%
Impact of noninterest-bearing sources			0.08			0.12			0.21
Net interest income/yield on earning assets		$11,896	2.62%		$11,753	2.61%		$13,406	3.31%

(1)	Yields on AFS debt securities are calculated based on fair value rather than historical cost balances. The use of fair value does not have a material impact on net interest yield.
(2)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. Purchased impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Includes foreign residential mortgages of $550 million and $662 million for the fourth and third quarters of 2009.
(4)	Includes foreign consumer loans of $8.6 billion and $8.4 billion in the fourth and third quarters of 2009, and $2.0 billion in the fourth quarter of 2008.
(5)	Includes consumer finance loans of $2.3 billion and $2.4 billion in the fourth and third quarters of 2009, and $2.7 billion in the fourth quarter of 2008; and other foreign consumer loans of $689 million and $700 million in the fourth and third quarters of 2009, and $654 million in the fourth quarter of 2008.
(6)	Includes domestic commercial real estate loans of $68.2 billion and $70.7 billion in the fourth and third quarters of 2009, and $63.6 billion in the fourth quarter of 2008, and foreign commercial real estate loans of $3.1 billion and $3.6 billion in the fourth and third quarters of 2009, and $964 million in the fourth quarter of 2008.
(7)	Interest income includes the impact of interest rate risk management contracts, which decreased interest income on the underlying assets $248 million and $136 million in the fourth and third quarters of 2009, and $41 million in the fourth quarter of 2008. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on the underlying liabilities $(1.1) billion and $(873) million in the fourth and third quarters of 2009, and $237 million in the fourth quarter of 2008.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1)

(Dollars in millions)

	Fourth Quarter 2009			Third Quarter 2009			Fourth Quarter 2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments (2)	$28,566	$220	3.06%	$29,485	$133	1.79%	$10,511	$162	6.13%
Federal funds sold and securities borrowed or purchased under agreements to resell (2)	244,914	253	0.41	223,039	627	1.11	104,843	414	1.57
Trading account assets (2)	218,787	1,844	3.36	212,488	1,915	3.59	179,687	2,170	4.82
Debt securities (2)	279,231	3,176	4.54	263,712	3,261	4.94	280,942	3,928	5.59
Loans and leases:
Residential mortgage	236,883	3,108	5.24	241,924	3,258	5.38	253,560	3,596	5.67
Home equity	150,704	1,613	4.26	153,269	1,614	4.19	151,943	1,954	5.12
Discontinued real estate	15,152	174	4.58	16,570	219	5.30	21,324	459	8.60
Credit card - domestic	49,213	1,336	10.77	49,751	1,349	10.76	64,906	1,784	10.94
Credit card - foreign	21,680	605	11.08	21,189	562	10.52	17,211	521	12.05
Direct/Indirect consumer	98,938	1,361	5.46	100,012	1,439	5.71	83,331	1,714	8.18
Other consumer	3,177	50	6.33	3,331	60	7.02	3,544	70	7.83
Total consumer	575,747	8,247	5.70	586,046	8,501	5.77	595,819	10,098	6.76
Commercial - domestic (2)	207,050	2,113	4.05	216,332	2,144	3.93	226,095	2,893	5.09
Commercial real estate	71,352	595	3.31	74,276	600	3.20	64,586	706	4.35
Commercial lease financing	21,769	273	5.04	22,068	178	3.22	22,069	242	4.40
Commercial - foreign	29,995	287	3.78	31,533	297	3.74	32,994	373	4.49
Total commercial	330,166	3,268	3.93	344,209	3,219	3.71	345,744	4,214	4.85
Total loans and leases	905,913	11,515	5.06	930,255	11,720	5.01	941,563	14,312	6.06
Other earning assets (2)	130,487	1,222	3.72	131,021	1,333	4.05	99,127	957	3.85
Total earning assets - excluding hedge impact	1,807,898	18,230	4.01	1,790,000	18,989	4.22	1,616,673	21,943	5.41
Net hedge income (expense) on assets		(248)			(136)			(41)
Total earning assets - including hedge impact	1,807,898	17,982	3.96	1,790,000	18,853	4.19	1,616,673	21,902	5.40
Cash and cash equivalents	230,618			196,116			77,388
Other assets, less allowance for loan and lease losses	383,015			404,559			254,793
Total assets	$2,421,531			$2,390,675			$1,948,854

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$33,749	$54	0.63%	$34,170	$49	0.57%	$31,561	$58	0.73%
NOW and money market deposit accounts	392,212	388	0.39	356,873	353	0.39	285,410	813	1.13
Consumer CDs and IRAs (2)	192,779	791	1.63	214,284	1,054	1.95	229,410	1,765	3.06
Negotiable CDs, public funds and other time deposits (2)	31,758	80	0.99	48,905	114	0.92	36,510	267	2.90
Total domestic interest-bearing deposits	650,498	1,313	0.80	654,232	1,570	0.95	582,891	2,903	1.98
Foreign interest-bearing deposits:
Banks located in foreign countries (2)	16,477	14	0.35	15,941	14	0.37	41,398	119	1.14
Governments and official institutions	6,650	4	0.23	6,488	4	0.23	13,738	30	0.87
Time, savings and other	54,469	79	0.57	53,013	57	0.42	48,836	165	1.34
Total foreign interest-bearing deposits	77,596	97	0.50	75,442	75	0.40	103,972	314	1.20
Total interest-bearing deposits	728,094	1,410	0.77	729,674	1,645	0.90	686,863	3,217	1.86
Federal funds purchased and securities loaned or sold under agreement to repurchase and other short-term borrowings (2)	450,538	551	0.49	411,063	1,059	1.02	459,743	1,549	1.34
Trading account liabilities	83,118	591	2.82	73,290	455	2.46	65,058	524	3.20
Long-term debt (2)	445,440	4,605	4.12	449,974	4,814	4.26	255,709	2,969	4.64
Total interest-bearing liabilities - excluding hedge impact	1,707,190	7,157	1.66	1,664,001	7,973	1.90	1,467,373	8,259	2.24
Net hedge (income) expense on liabilities		(1,071)			(873)			237
Total interest-bearing liabilities - including hedge impact	1,707,190	6,086	1.42	1,664,001	7,100	1.70	1,467,373	8,496	2.30
Noninterest-bearing sources:
Noninterest-bearing deposits	267,066			259,621			205,278
Other liabilities	196,676			211,070			99,637
Shareholders’ equity	250,599			255,983			176,566
Total liabilities and shareholders’ equity	$2,421,531			$2,390,675			$1,948,854
Net interest spread			2.35			2.32			3.17
Impact of noninterest-bearing sources			0.08			0.12			0.21
Net interest income/yield on earning assets - excluding hedge impact		$11,073	2.43%		$11,016	2.44%		$13,684	3.38%
Net impact of hedge income (expense)		823	0.19		737	0.17		(278)	(0.07)
Net interest income/yield on earning assets		$11,896	2.62%		$11,753	2.61%		$13,406	3.31%

(1)	This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.
(2)	The impact of interest rate risk management derivatives on interest income and interest expense is presented below.

Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	Fourth Quarter 2009	Third Quarter 2009	Fourth Quarter 2008
Time deposits placed and other short-term investments	$—	$—	$(4)
Federal funds sold and securities borrowed or purchased under agreements to resell	74	95	(21)
Trading account assets	(44)	(6)	—
Debt securities	(255)	(213)	(15)
Commercial - domestic	(23)	(12)	(3)
Other earning assets	—	—	2

Net hedge income (expense) on assets	$(248)	$(136)	$(41)

Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

Consumer CDs and IRAs	$44	$46	$70
Negotiable CDs, public funds and other time deposits	2	4	3
Banks located in foreign countries	16	15	6
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	107	178	361
Long-term debt	(1,240)	(1,116)	(203)

Net hedge (income) expense on liabilities	$(1,071)	$(873)	$237

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Year Ended December 31
	2009			2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$27,465	$713	2.60%	$10,696	$440	4.11%
Federal funds sold and securities borrowed or purchased under agreements to resell	235,764	2,894	1.23	128,053	3,313	2.59
Trading account assets	217,048	8,236	3.79	186,579	9,259	4.96
Debt securities (1)	271,048	13,224	4.88	250,551	13,383	5.34
Loans and leases (2) :
Residential mortgage (3)	249,335	13,535	5.43	260,244	14,657	5.63
Home equity	154,761	6,736	4.35	135,060	7,606	5.63
Discontinued real estate	17,340	1,082	6.24	10,898	858	7.87
Credit card - domestic	52,378	5,666	10.82	63,318	6,843	10.81
Credit card - foreign	19,655	2,122	10.80	16,527	2,042	12.36
Direct/Indirect consumer (4)	99,993	6,016	6.02	82,516	6,934	8.40
Other consumer (5)	3,303	237	7.17	3,816	321	8.41
Total consumer	596,765	35,394	5.93	572,379	39,261	6.86
Commercial - domestic	223,813	8,883	3.97	220,561	11,702	5.31
Commercial real estate (6)	73,349	2,372	3.23	63,208	3,057	4.84
Commercial lease financing	21,979	990	4.51	22,290	799	3.58
Commercial - foreign	32,899	1,406	4.27	32,440	1,503	4.63
Total commercial	352,040	13,651	3.88	338,499	17,061	5.04
Total loans and leases	948,805	49,045	5.17	910,878	56,322	6.18
Other earning assets	130,063	5,105	3.92	75,972	4,161	5.48
Total earning assets (7)	1,830,193	79,217	4.33	1,562,729	86,878	5.56
Cash and cash equivalents	196,237			45,354
Other assets, less allowance for loan and lease losses	411,087			235,896
Total assets	$2,437,517			$1,843,979

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$33,671	$215	0.64%	$32,204	$230	0.71%
NOW and money market deposit accounts	358,847	1,557	0.43	267,818	3,781	1.41
Consumer CDs and IRAs	218,041	5,054	2.32	203,887	7,404	3.63
Negotiable CDs, public funds and other time deposits	37,661	473	1.26	32,264	1,076	3.33
Total domestic interest-bearing deposits	648,220	7,299	1.13	536,173	12,491	2.33
Foreign interest-bearing deposits:
Banks located in foreign countries	19,397	144	0.74	37,657	1,063	2.82
Governments and official institutions	7,580	18	0.23	13,004	311	2.39
Time, savings and other	55,026	346	0.63	51,363	1,385	2.70
Total foreign interest-bearing deposits	82,003	508	0.62	102,024	2,759	2.70
Total interest-bearing deposits	730,223	7,807	1.07	638,197	15,250	2.39
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	488,644	5,512	1.13	455,710	12,362	2.71
Trading account liabilities	72,207	2,075	2.87	72,915	2,774	3.80
Long-term debt	446,634	15,413	3.45	231,235	9,938	4.30
Total interest-bearing liabilities (7)	1,737,708	30,807	1.77	1,398,057	40,324	2.88
Noninterest-bearing sources:
Noninterest-bearing deposits	250,743			192,947
Other liabilities	204,421			88,144
Shareholders’ equity	244,645			164,831
Total liabilities and shareholders’ equity	$2,437,517			$1,843,979
Net interest spread			2.56%			2.68%
Impact of noninterest-bearing sources			0.09			0.30
Net interest income/yield on earning assets		$48,410	2.65%		$46,554	2.98%

(1)	Yields on AFS debt securities are calculated based on fair value rather than historical cost balances. The use of fair value does not have a material impact on net interest yield.
(2)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. Purchased impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Includes foreign residential mortgages of $622 million for the year ended December 31, 2009.
(4)	Includes foreign consumer loans of $8.0 billion and $2.7 billion for the year ended December 31, 2009 and 2008.
(5)	Includes consumer finance loans of $2.4 billion and $2.8 billion, and other foreign consumer loans of $657 million and $774 million for the year ended December 31, 2009 and 2008.
(6)	Includes domestic commercial real estate loans of $70.7 billion and $62.1 billion, and foreign commercial real estate loans of $2.7 billion and $1.1 billion for the year ended December 31, 2009 and 2008.
(7)	Interest income includes the impact of interest rate risk management contracts, which decreased interest income on the underlying assets $456 million and $260 million for the year ended December 31, 2009 and 2008. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on the underlying liabilities $(3.0) billion and $409 million for the year ended December 31, 2009 and 2008.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense(1)

(Dollars in millions)

	Year Ended December 31
	2009			2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments (2)	$27,465	$716	2.61%	$10,696	$456	4.26%
Federal funds sold and securities borrowed or purchased under agreements to resell (2)	235,764	2,666	1.13	128,053	3,507	2.74
Trading account assets (2)	217,048	8,286	3.82	186,579	9,259	4.91
Debt securities (2)	271,048	13,754	5.07	250,551	13,402	5.35
Loans and leases:
Residential mortgage	249,335	13,535	5.43	260,244	14,657	5.63
Home equity	154,761	6,736	4.35	135,060	7,606	5.63
Discontinued real estate	17,340	1,082	6.24	10,898	858	7.87
Credit card - domestic	52,378	5,666	10.82	63,318	6,843	10.81
Credit card - foreign	19,655	2,122	10.80	16,527	2,042	12.36
Direct/Indirect consumer	99,993	6,016	6.02	82,516	6,934	8.40
Other consumer	3,303	237	7.17	3,816	321	8.41
Total consumer	596,765	35,394	5.93	572,379	39,261	6.86
Commercial - domestic (2)	223,813	8,984	4.01	220,561	11,733	5.32
Commercial real estate	73,349	2,372	3.23	63,208	3,057	4.84
Commercial lease financing	21,979	990	4.51	22,290	799	3.58
Commercial - foreign	32,899	1,406	4.27	32,440	1,503	4.63
Total commercial	352,040	13,752	3.91	338,499	17,092	5.05
Total loans and leases	948,805	49,146	5.18	910,878	56,353	6.19
Other earning assets	130,063	5,105	3.92	75,972	4,161	5.48
Total earning assets - excluding hedge impact	1,830,193	79,673	4.35	1,562,729	87,138	5.58
Net hedge income (expense) on assets		(456)			(260)
Total earning assets - including hedge impact	1,830,193	79,217	4.33	1,562,729	86,878	5.56
Cash and cash equivalents	196,237			45,354
Other assets, less allowance for loan and lease losses	411,087			235,896
Total assets	$2,437,517			$1,843,979

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$33,671	$215	0.64%	$32,204	$230	0.71%
NOW and money market deposit accounts (2)	358,847	1,558	0.43	267,818	3,771	1.41
Consumer CDs and IRAs (2)	218,041	4,841	2.22	203,887	7,015	3.44
Negotiable CDs, public funds and other time deposits (2)	37,661	459	1.22	32,264	1,066	3.30
Total domestic interest-bearing deposits	648,220	7,073	1.09	536,173	12,082	2.25
Foreign interest-bearing deposits:
Banks located in foreign countries (2)	19,397	93	0.48	37,657	1,068	2.84
Governments and official institutions	7,580	18	0.23	13,004	311	2.39
Time, savings and other	55,026	346	0.63	51,363	1,385	2.70
Total foreign interest-bearing deposits	82,003	457	0.56	102,024	2,764	2.71
Total interest-bearing deposits	730,223	7,530	1.03	638,197	14,846	2.33
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings (2)	488,644	4,682	0.96	455,710	11,601	2.55
Trading account liabilities	72,207	2,075	2.87	72,915	2,774	3.80
Long-term debt (2)	446,634	19,526	4.37	231,235	10,694	4.62
Total interest-bearing liabilities - excluding hedge impact	1,737,708	33,813	1.95	1,398,057	39,915	2.86
Net hedge (income) expense on liabilities		(3,006)			409
Total interest-bearing liabilities - including hedge impact	1,737,708	30,807	1.77	1,398,057	40,324	2.88
Noninterest-bearing sources:
Noninterest-bearing deposits	250,743			192,947
Other liabilities	204,421			88,144
Shareholders’ equity	244,645			164,831
Total liabilities and shareholders’ equity	$2,437,517			$1,843,979
Net interest spread			2.40			2.72
Impact of noninterest-bearing sources			0.10			0.30
Net interest income/yield on earning assets - excluding hedge impact		$45,860	2.50%		$47,223	3.02%
Net impact of hedge income (expense)		2,550	0.15		(669)	(0.04)
Net interest income/yield on earning assets		$48,410	2.65%		$46,554	2.98%

(1)	This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.
(2)	The impact of interest rate risk management derivatives on interest income and interest expense is presented below.

Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	Year Ended December 31
	2009	2008
Time deposits placed and other short-term investments	$(3)	$(16)
Federal funds sold and securities borrowed or purchased under agreements to resell	228	(194)
Trading account assets	(50)	—
Debt securities	(530)	(19)
Commercial - domestic	(101)	(31)
Net hedge income (expense) on assets	$(456)	$(260)

Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

NOW and money market deposit accounts	$(1)	$10
Consumer CDs and IRAs	213	389
Negotiable CDs, public funds and other time deposits	14	10
Banks located in foreign countries	51	(5)
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	830	761
Long-term debt	(4,113)	(756)
Net hedge (income) expense on liabilities	$(3,006)	$409

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries

Debt Securities and Available-for-Sale Marketable Equity Securities

(Dollars in millions)

	December 31, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury and agency securities	$22,648	$414	$(37)	$23,025
Mortgage-backed securities:
Agency	164,677	2,415	(846)	166,246
Agency collateralized mortgage obligations	25,330	464	(13)	25,781
Non-agency residential	37,940	1,191	(4,028)	35,103
Non-agency commercial	6,354	671	(116)	6,909
Foreign securities	4,732	61	(896)	3,897
Corporate bonds	6,136	182	(126)	6,192
Other taxable securities (1)	19,475	245	(478)	19,242

Total taxable securities	287,292	5,643	(6,540)	286,395
Tax-exempt securities	15,334	115	(243)	15,206

Total available-for-sale debt securities	$302,626	$5,758	$(6,783)	$301,601

Held-to-maturity debt securities (2)	9,840	—	(156)	9,684

Total debt securities	$312,466	$5,758	$(6,939)	$311,285

Available-for-sale marketable equity securities (3)	$6,020	$3,895	$(507)	$9,408

	September 30, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury and agency securities	$26,562	$439	$(32)	$26,969
Mortgage-backed securities:
Agency	120,653	3,007	(165)	123,495
Agency collateralized mortgage obligations	16,012	243	(135)	16,120
Non-agency residential	38,142	1,103	(5,110)	34,135
Non-agency commercial	6,201	761	(143)	6,819
Foreign securities	5,017	40	(897)	4,160
Corporate bonds	5,853	156	(122)	5,887
Other taxable securities (1)	18,844	300	(505)	18,639

Total taxable securities	237,284	6,049	(7,109)	236,224
Tax-exempt securities	10,939	209	(172)	10,976

Total available-for-sale debt securities	$248,223	$6,258	$(7,281)	$247,200

Held-to-maturity debt securities (2)	9,545	—	(1,666)	7,879

Total debt securities	$257,768	$6,258	$(8,947)	$255,079

Available-for-sale marketable equity securities (3)	$6,189	$3,172	$(612)	$8,749

(1)	Includes asset-backed securities.
(2)	Includes asset-backed securities that were issued by the Corporation’s credit card securitization trust and retained by the corporation with an amortized cost of $6.6 billion and a fair value of $6.4 billion at December 31, 2009 and $6.9 billion and $5.3 billion at September 30, 2009.
(3)	Represents those available-for-sale marketable equity securities that are recorded in other assets on the Consolidated Balance Sheet.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment

(Dollars in millions)

	Fourth Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$11,896	$1,779	$4,953	$1,275	$2,869	$1,304	$1,275	$(1,559)
Noninterest income (loss)	13,517	1,669	2,208	2,518	2,063	2,139	4,233	(1,313)

Total revenue, net of interest expense	25,413	3,448	7,161	3,793	4,932	3,443	5,508	(2,872)

Provision for credit losses	10,110	91	6,924	2,249	2,063	252	54	(1,523)
Noninterest expense	16,385	2,374	1,936	3,165	2,409	2,078	3,330	1,093

Income (loss) before income taxes	(1,082)	983	(1,699)	(1,621)	460	1,113	2,124	(2,442)
Income tax expense (benefit) (2)	(888)	388	(671)	(628)	196	(71)	793	(895)

Net income (loss)	$(194)	$595	$(1,028)	$(993)	$264	$1,184	$1,331	$(1,547)

Average
Total loans and leases	$905,913	n/m	$204,748	$132,326	$297,488	n/m	$100,264	$146,185
Total assets (3)	2,421,531	$442,127	219,904	232,945	412,923	$632,673	252,608	n/m
Total deposits	995,160	416,464	n/m	n/m	228,995	n/m	223,056	91,775
Allocated equity	250,599	24,082	42,176	26,220	60,850	32,528	19,737	45,006

Period end
Total loans and leases	$900,128	n/m	$201,230	$131,302	$291,117	n/m	$99,596	$152,944
Total assets (3)	2,223,299	$445,363	217,139	232,706	398,061	$538,456	254,192	n/m
Total deposits	991,611	419,583	n/m	n/m	227,437	n/m	224,840	78,618

	Third Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$11,753	$1,740	$4,995	$1,309	$2,785	$1,406	$1,333	$(1,815)
Noninterest income (loss)	14,612	1,926	2,332	2,102	1,886	4,365	2,765	(764)

Total revenue, net of interest expense	26,365	3,666	7,327	3,411	4,671	5,771	4,098	(2,579)

Provision for credit losses	11,705	102	6,975	2,896	2,340	98	515	(1,221)
Noninterest expense	16,306	2,336	1,969	3,042	2,258	2,328	3,168	1,205

Income (loss) before income taxes	(1,646)	1,228	(1,617)	(2,527)	73	3,345	415	(2,563)
Income tax expense (benefit) (2)	(645)	430	(581)	(895)	33	1,190	141	(963)

Net income (loss)	$(1,001)	$798	$(1,036)	$(1,632)	$40	$2,155	$274	$(1,600)

Average
Total loans and leases	$930,255	n/m	$213,340	$132,599	$308,764	n/m	$101,181	$147,666
Total assets (3)	2,390,675	$443,982	228,384	236,200	405,231	$633,909	239,346	n/m
Total deposits	989,295	418,511	n/m	n/m	214,286	n/m	214,994	108,244
Allocated equity	255,983	23,874	41,037	24,743	61,381	31,270	19,490	54,188

Period end
Total loans and leases	$914,266	n/m	$207,727	$134,255	$300,814	n/m	$99,307	$145,856
Total assets (3)	2,251,043	$442,274	223,980	234,842	381,092	$588,641	249,189	n/m
Total deposits	974,899	416,949	n/m	n/m	210,211	n/m	220,482	94,573

	Fourth Quarter 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$13,406	$2,971	$5,310	$1,006	$3,114	$1,532	$1,348	$(1,875)
Noninterest income	2,574	1,686	2,708	2,247	945	(6,087)	643	432

Total revenue, net of interest expense	15,980	4,657	8,018	3,253	4,059	(4,555)	1,991	(1,443)

Provision for credit losses	8,535	107	5,851	1,623	1,402	13	152	(613)
Noninterest expense	10,947	2,215	2,179	2,752	1,179	1,105	1,069	448

Income (loss) before income taxes	(3,502)	2,335	(12)	(1,122)	1,478	(5,673)	770	(1,278)
Income tax expense (benefit) (2)	(1,713)	772	(3)	(415)	446	(2,020)	255	(748)

Net income (loss)	$(1,789)	$1,563	$(9)	$(707)	$1,032	$(3,653)	$515	$(530)

Average
Total loans and leases	$941,563	n/m	$233,427	$122,065	$331,115	n/m	$88,876	$145,241
Total assets (3)	1,948,854	$393,463	253,455	204,826	397,556	$390,274	185,744	n/m
Total deposits	892,141	377,987	n/m	n/m	199,465	n/m	172,435	110,471
Allocated equity	176,566	24,493	40,294	15,477	53,667	15,525	11,767	15,343

Period end
Total loans and leases	$931,446	n/m	$233,040	$122,947	$328,574	n/m	$89,401	$136,163
Total assets (3)	1,817,943	$390,487	252,683	205,046	394,541	$306,693	189,073	n/m
Total deposits	882,997	375,763	n/m	n/m	215,519	n/m	176,186	86,888

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.
(2)	Fully taxable-equivalent basis
(3)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment

(Dollars in millions)

	Year Ended December 31, 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$48,410	$7,160	$20,264	$4,974	$11,250	$6,120	$5,564	$(6,922)
Noninterest income	72,534	6,848	9,078	11,928	11,785	14,506	12,559	5,830

Total revenue, net of interest expense	120,944	14,008	29,342	16,902	23,035	20,626	18,123	(1,092)

Provision for credit losses	48,570	380	30,081	11,244	8,835	400	1,061	(3,431)
Noninterest expense	66,713	9,693	7,961	11,683	9,539	10,042	13,077	4,718

Income (loss) before income taxes	5,661	3,935	(8,700)	(6,025)	4,661	10,184	3,985	(2,379)
Income tax expense (benefit) (2)	(615)	1,429	(3,145)	(2,187)	1,692	3,007	1,446	(2,857)

Net income (loss)	$6,276	$2,506	$(5,555)	$(3,838)	$2,969	$7,177	$2,539	$478

Average
Total loans and leases	$948,805	n/m	$216,654	$130,519	$315,002	n/m	$103,398	$155,561
Total assets (3)	2,437,517	$432,268	232,643	230,234	394,140	$656,621	251,969	n/m
Total deposits	980,966	406,833	n/m	n/m	211,261	n/m	225,980	103,122
Allocated equity	244,645	23,756	41,409	20,533	60,273	30,765	18,894	49,015

Period end
Total loans and leases	$900,128	n/m	$201,230	$131,302	$291,117	n/m	$99,596	$152,944
Total assets (3)	2,223,299	$445,363	217,139	232,706	398,061	$538,456	254,192	n/m
Total deposits	991,611	419,583	n/m	n/m	227,437	n/m	224,840	78,618

	Year Ended December 31, 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$46,554	$10,970	$19,589	$3,311	$10,755	$5,151	$4,797	$(8,019)
Noninterest income	27,422	6,870	11,631	5,999	6,041	(8,982)	3,012	2,851

Total revenue, net of interest expense	73,976	17,840	31,220	9,310	16,796	(3,831)	7,809	(5,168)

Provision for credit losses	26,825	399	20,164	6,287	3,130	(50)	664	(3,769)
Noninterest expense	41,529	8,783	9,160	6,962	6,684	3,906	4,910	1,124

Income (loss) before income taxes	5,622	8,658	1,896	(3,939)	6,982	(7,687)	2,235	(2,523)
Income tax expense (benefit) (2)	1,614	3,146	662	(1,457)	2,510	(2,771)	807	(1,283)

Net income (loss)	$4,008	$5,512	$1,234	$(2,482)	$4,472	$(4,916)	$1,428	$(1,240)

Average
Total loans and leases	$910,878	n/m	$236,714	$105,724	$318,325	n/m	$87,593	$135,789
Total assets (3)	1,843,979	$379,067	258,710	147,461	382,790	$427,734	170,973	n/m
Total deposits	831,144	357,608	n/m	n/m	177,528	n/m	160,702	$105,725
Allocated equity	164,831	24,445	39,186	9,517	50,583	12,839	11,698	16,563

Period end
Total loans and leases	$931,446	n/m	$233,040	$122,947	$328,574	n/m	$89,401	$136,163
Total assets (3)	1,817,943	$390,487	252,683	205,046	394,541	$306,693	189,073	n/m
Total deposits	882,997	375,763	n/m	n/m	215,519	n/m	176,186	86,888

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.
(2)	Fully taxable-equivalent basis
(3)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries

Deposits Segment Results (1)

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Net interest income (2)	$7,160	$10,970	$1,779	$1,740	$1,740	$1,901	$2,971
Noninterest income:
Service charges	6,802	6,801	1,646	1,906	1,748	1,502	1,675
All other income	46	69	23	20	2	1	11

Total noninterest income	6,848	6,870	1,669	1,926	1,750	1,503	1,686

Total revenue, net of interest expense	14,008	17,840	3,448	3,666	3,490	3,404	4,657

Provision for credit losses	380	399	91	102	96	91	107
Noninterest expense	9,693	8,783	2,374	2,336	2,637	2,346	2,215

Income before income taxes	3,935	8,658	983	1,228	757	967	2,335
Income tax expense (2)	1,429	3,146	388	430	248	363	772

Net income	$2,506	$5,512	$595	$798	$509	$604	$1,563

Net interest yield (2)	1.77%	3.13%	1.70%	1.66%	1.69%	2.05%	3.22%
Return on average equity	10.55	22.55	9.79	13.26	8.66	10.44	25.39
Efficiency ratio (2)	69.19	49.23	68.86	63.72	75.54	68.91	47.58

Balance sheet

Average
Total earning assets (3)	$405,563	$349,930	$415,191	$417,095	$414,200	$375,199	$366,661
Total assets (3)	432,268	379,067	442,127	443,982	440,804	401,584	393,463
Total deposits	406,833	357,608	416,464	418,511	415,501	376,285	377,987
Allocated equity	23,756	24,445	24,082	23,874	23,576	23,484	24,493

Period end
Total earning assets (3)	$418,156	$363,334	$418,156	$415,508	$420,465	$389,435	$363,334
Total assets (3)	445,363	390,487	445,363	442,274	446,650	415,765	390,487
Total deposits	419,583	375,763	419,583	416,949	421,648	390,245	375,763

(1)	Deposits includes the net impact of migrating customers and their related deposit balances between Global Wealth & Investment Management (GWIM) and Deposits. After migration, the associated net interest income, service charges and noninterest expense are recorded in the applicable segment.
(2)	Fully taxable-equivalent basis
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries

Deposits Key Indicators

(Dollars in millions, except as noted)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Average deposit balances
Checking	$134,184	$125,706	$138,926	$136,603	$135,356	$125,679	$124,212
Savings	31,614	29,249	31,995	32,374	32,488	29,564	28,687
MMS	94,330	74,012	108,849	98,659	91,275	78,154	80,391
CDs and IRAs	143,519	125,507	133,714	147,844	152,828	139,708	141,499
Foreign and other	3,186	3,134	2,980	3,031	3,554	3,180	3,198

Total average deposit balances	$406,833	$357,608	$416,464	$418,511	$415,501	$376,285	$377,987

Total balances migrated to (from) GWIM	$(43,433)	$20,476	$(33)	$(2,920)	$(34,340)	$(6,140)	$4,542

Deposit spreads (excludes noninterest costs)
Checking	3.99%	4.23%	3.82%	3.93%	4.07%	4.18%	4.25%
Savings	3.81	3.80	3.67	3.83	3.87	3.89	3.82
MMS	0.43	1.21	0.59	0.58	0.55	(0.14)	0.91
CDs and IRAs	0.04	0.32	0.02	(0.01)	0.05	0.09	0.26
Foreign and other	3.58	3.67	3.45	3.46	3.68	3.72	3.60
Total deposit spreads	1.74	2.17	1.73	1.72	1.78	1.71	1.99

Online banking (end of period)
Active accounts (units in thousands)	29,600	28,302	29,600	29,209	28,649	28,885	28,302
Active billpay accounts (units in thousands)	14,966	14,963	14,966	15,107	15,115	15,134	14,963

Bank of America has the largest active online banking customer base with 29.6 million subscribers.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

15.0 million active bill pay users paid $76.5 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to surpass that of any other financial institution.

Currently, approximately 333 companies are presenting 38.3 million e-bills per quarter.

(1)	Excludes certain Countrywide online activities.

Certain prior period amounts have been reclassified to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries

Global Card Services Segment Results (1)

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Net interest income (2)	$20,264	$19,589	$4,953	$4,995	$5,051	$5,265	$5,310
Noninterest income:
Card income	8,555	10,033	2,093	2,183	2,164	2,115	2,469
All other income	523	1,598	115	149	124	135	239

Total noninterest income	9,078	11,631	2,208	2,332	2,288	2,250	2,708

Total revenue, net of interest expense	29,342	31,220	7,161	7,327	7,339	7,515	8,018

Provision for credit losses (3)	30,081	20,164	6,924	6,975	7,741	8,441	5,851
Noninterest expense	7,961	9,160	1,936	1,969	1,977	2,079	2,179

Income (loss) before income taxes	(8,700)	1,896	(1,699)	(1,617)	(2,379)	(3,005)	(12)
Income tax expense (benefit) (2)	(3,145)	662	(671)	(581)	(762)	(1,131)	(3)

Net income (loss)	$(5,555)	$1,234	$(1,028)	$(1,036)	$(1,617)	$(1,874)	$(9)

Net interest yield (2)	9.36%	8.26%	9.62%	9.30%	9.20%	9.35%	9.05%
Return on average equity	n/m	3.15	n/m	n/m	n/m	n/m	n/m
Efficiency ratio (2)	27.13	29.34	27.05	26.87	26.94	27.66	27.18

Balance sheet

Average
Total loans and leases	$216,654	$236,714	$204,748	$213,340	$220,365	$228,461	$233,427
Total earning assets	216,410	237,025	204,375	212,976	220,133	228,460	233,513
Total assets	232,643	258,710	219,904	228,384	236,016	246,610	253,455
Allocated equity	41,409	39,186	42,176	41,037	42,117	40,289	40,294

Period end
Total loans and leases	$201,230	$233,040	$201,230	$207,727	$215,904	$221,984	$233,040
Total earning assets	200,988	233,094	200,988	207,520	215,633	221,794	233,094
Total assets	217,139	252,683	217,139	223,980	231,987	238,410	252,683

(1)	Presented on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - Global Card Services - Reconciliation on page 44).
(2)	Fully taxable-equivalent basis
(3)	Represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries

Global Card Services Key Indicators

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Credit Card Data (1)

Loans
Average
Held credit card outstandings	$72,033	$79,845	$70,893	$70,940	$70,546	$75,818	$82,117
Securitization impact	98,453	104,401	91,705	97,520	102,046	102,672	99,116

Managed credit card outstandings	$170,486	$184,246	$162,598	$168,460	$172,592	$178,490	$181,233

Period end
Held credit card outstandings	$71,109	$81,274	$71,109	$70,206	$69,377	$67,960	$81,274
Securitization impact	89,715	100,960	89,715	94,328	100,438	105,392	100,960

Managed credit card outstandings	$160,824	$182,234	$160,824	$164,534	$169,815	$173,352	$182,234

Credit Quality
Charge-offs $
Held net charge-offs	$7,786	$4,712	$1,941	$2,169	$2,064	$1,612	$1,406
Securitization impact	11,399	6,670	2,926	3,308	2,983	2,182	1,857

Managed credit card net losses	$19,185	$11,382	$4,867	$5,477	$5,047	$3,794	$3,263

Charge-offs %
Held net charge-offs	10.81%	5.90%	10.86%	12.13%	11.74%	8.62%	6.82%
Securitization impact	0.44	0.28	1.02	0.77	(0.01)	—	0.34

Managed credit card net losses	11.25%	6.18%	11.88%	12.90%	11.73%	8.62%	7.16%

30+ Delinquency $
Held delinquency	$4,961	$5,324	$4,961	$5,054	$5,221	$5,365	$5,324
Securitization impact	6,599	6,844	6,599	7,047	7,748	8,246	6,844

Managed delinquency	$11,560	$12,168	$11,560	$12,101	$12,969	$13,611	$12,168

30+ Delinquency %
Held delinquency	6.98%	6.55%	6.98%	7.20%	7.53%	7.90%	6.55%
Securitization impact	0.21	0.13	0.21	0.15	0.11	(0.05)	0.13

Managed delinquency	7.19%	6.68%	7.19%	7.35%	7.64%	7.85%	6.68%

90+ Delinquency $
Held delinquency	$2,657	$2,565	$2,657	$2,593	$2,894	$2,816	$2,565
Securitization impact	3,550	3,185	3,550	3,600	4,263	4,106	3,185

Managed delinquency	$6,207	$5,750	$6,207	$6,193	$7,157	$6,922	$5,750

90+ Delinquency %
Held delinquency	3.74%	3.16%	3.74%	3.69%	4.17%	4.14%	3.16%
Securitization impact	0.12	—	0.12	0.07	0.04	(0.15)	—

Managed delinquency	3.86%	3.16%	3.86%	3.76%	4.21%	3.99%	3.16%

Other Global Card Services Key Indicators

Managed credit card data
Gross interest yield	11.38%	11.69%	11.34%	11.18%	11.33%	11.68%	11.87%
Risk adjusted margin	1.92	6.54	1.47	0.26	1.28	4.56	6.38
New account growth (in thousands)	4,195	8,476	994	1,014	957	1,230	1,432
Purchase volumes	$207,906	$243,525	$54,875	$53,031	$51,944	$48,056	$56,585

Debit Card Data
Debit purchase volumes	$218,241	$210,506	$57,186	$54,764	$55,158	$51,133	$52,925

(1)	Credit Card includes U.S. Europe and Canada consumer credit card. Does not include business card, debit card and consumer lending.

Certain prior period amounts have been reclassified to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries

Home Loans & Insurance Segment Results

(Dollars in millions; except as noted)

	Year Ended December 31		Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2009	2008	2009	2009	2009	2009	2008
Net interest income (1)	$4,974	$3,311	$1,275	$1,309	$1,199	$1,191	$1,006
Noninterest income:
Mortgage banking income	9,321	4,422	1,816	1,424	2,661	3,420	1,603
Insurance income	2,346	1,416	618	594	553	581	646
All other income (loss)	261	161	84	84	50	43	(2)

Total noninterest income	11,928	5,999	2,518	2,102	3,264	4,044	2,247

Total revenue, net of interest expense	16,902	9,310	3,793	3,411	4,463	5,235	3,253

Provision for credit losses	11,244	6,287	2,249	2,896	2,727	3,372	1,623
Noninterest expense	11,683	6,962	3,165	3,042	2,826	2,650	2,752

Loss before income taxes	(6,025)	(3,939)	(1,621)	(2,527)	(1,090)	(787)	(1,122)
Income tax benefit (1)	(2,187)	(1,457)	(628)	(895)	(368)	(296)	(415)

Net loss	$(3,838)	$(2,482)	$(993)	$(1,632)	$(722)	$(491)	$(707)

Net interest yield (1)	2.57%	2.55%	2.64%	2.59%	2.43%	2.64%	2.31%
Efficiency ratio (1)	69.12	74.78	83.43	89.17	63.33	50.63	84.58

Balance sheet

Average
Total loans and leases	$130,519	$105,724	$132,326	$132,599	$131,509	$125,544	$122,065
Total earning assets	193,262	129,674	191,661	200,539	197,758	182,915	173,152
Total assets	230,234	147,461	232,945	236,200	232,361	219,215	204,826
Allocated equity	20,533	9,517	26,220	24,743	16,128	14,870	15,477

Period end
Total loans and leases	$131,302	$122,947	$131,302	$134,255	$131,120	$131,332	$122,947
Total earning assets	188,466	175,609	188,466	197,666	197,528	184,136	175,609
Total assets	232,706	205,046	232,706	234,842	234,388	221,547	205,046

Period end (in billions)
Mortgage servicing portfolio (2)	$2,150.8	$2,057.3	$2,150.8	$2,148.3	$2,111.9	$2,112.8	$2,057.3

(1)	Fully taxable-equivalent basis
(2)	Servicing of residential mortgage loans, home equity lines of credit, home equity loans and discontinued real estate mortgage loans.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries

Home Loans & Insurance Key Indicators

(Dollars in millions, except as noted)

	Year Ended December 31				Fourth Quarter 2009		Third Quarter 2009		Second Quarter 2009		First Quarter 2009		Fourth Quarter 2008
	2009		2008
Mortgage servicing rights at fair value rollforward:
Beginning balance	$12,733		$3,053		$17,539		$18,535		$14,096		$12,733		$20,811
Countrywide balance, July 1, 2008	—		17,188		—		—		—		—		—
Merrill Lynch balance, January 1, 2009	209		—		—		—		—		209		—
Additions / sales	5,728		2,587		1,035		1,738		1,706		1,249		677
Impact of customer payments	(3,709)		(3,313)		(821)		(906)		(797)		(1,185)		(1,458)
Other changes in MSR	4,504		(6,782)		1,712		(1,828)		3,530		1,090		(7,297)

Ending balance	$19,465		$12,733		$19,465		$17,539		$18,535		$14,096		$12,733

Capitalized mortgage servicing rights
(% of loans serviced)	113	bps	77	bps	113	bps	102	bps	109	bps	83	bps	77	bps
Mortgage loans serviced for investors (in billions)	$1,716		$1,654		$1,716		$1,726		$1,703		$1,699		$1,654

Loan production:
Home Loans & Insurance
First mortgage	$357,371		$128,945		$83,898		$90,319		$104,082		$79,072		$42,761
Home equity	10,488		31,998		2,420		2,225		2,920		2,923		3,920
Total Corporation (1)
First mortgage	378,105		140,510		86,588		95,654		110,645		85,218		44,611
Home equity	13,214		40,489		2,787		2,739		3,650		4,038		5,326

Mortgage banking income
Production income	$5,539		$2,105		$1,066		$1,121		$1,678		$1,674		$690
Servicing income:
Servicing fees and ancillary income	6,200		3,531		1,598		1,597		1,510		1,495		1,488
Impact of customer payments	(3,709)		(3,314)		(821)		(906)		(797)		(1,185)		(1,458)
Fair value changes of MSRs, net of economic hedge results	712		1,906		(213)		(519)		143		1,301		783
Other servicing-related revenue	579		194		186		131		127		135		100

Total net servicing income	3,782		2,317		750		303		983		1,746		913

Total Home Loans & Insurance mortgage banking income	9,321		4,422		1,816		1,424		2,661		3,420		1,603
Other business segments’ mortgage banking income (loss) (2)	(530)		(335)		(164)		(126)		(134)		(106)		(80)

Total consolidated mortgage banking income	$8,791		$4,087		$1,652		$1,298		$2,527		$3,314		$1,523

(1)	In addition to loan production in Home Loans & Insurance, the remaining first mortgage and home equity loan production is primarily within GWIM.
(2)	Includes the offset of revenue for transfers of mortgage loans from Home Loans & Insurance to the ALM portfolio included in All Other.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries

Global Banking Segment Results

(Dollars in millions)

	Year Ended December 31		Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2009	2008	2009	2009	2009	2009	2008
Net interest income (1)	$11,250	$10,755	$2,869	$2,785	$2,769	$2,827	$3,114
Noninterest income:
Service charges	3,954	3,233	1,041	1,050	914	949	814
Investment banking income	3,108	1,371	1,068	604	793	643	415
All other income (loss)	4,723	1,437	(46)	232	4,253	284	(284)

Total noninterest income	11,785	6,041	2,063	1,886	5,960	1,876	945

Total revenue, net of interest expense	23,035	16,796	4,932	4,671	8,729	4,703	4,059

Provision for credit losses	8,835	3,130	2,063	2,340	2,584	1,848	1,402
Noninterest expense	9,539	6,684	2,409	2,258	2,291	2,581	1,179

Income before income taxes	4,661	6,982	460	73	3,854	274	1,478
Income tax expense (1)	1,692	2,510	196	33	1,359	104	446

Net income	$2,969	$4,472	$264	$40	$2,495	$170	$1,032

Net interest yield (1)	3.34%	3.30%	3.18%	3.18%	3.34%	3.36%	3.63%
Return on average equity	4.93	8.84	1.73	0.26	16.30	1.20	7.65
Efficiency ratio (1)	41.41	39.80	48.83	48.34	26.25	54.89	29.05

Balance sheet

Average
Total loans and leases	$315,002	$318,325	$297,488	$308,764	$323,217	$330,974	$331,115
Total earning assets (2)	337,315	325,764	357,389	347,255	332,591	341,124	341,456
Total assets (2)	394,140	382,790	412,923	405,231	389,496	398,014	397,556
Total deposits	211,261	177,528	228,995	214,286	203,917	197,468	199,465
Allocated equity	60,273	50,583	60,850	61,381	61,399	57,411	53,667

Period end
Total loans and leases	$291,117	$328,574	$291,117	$300,814	$314,512	$323,407	$328,574
Total earning assets (2)	343,057	338,915	343,057	325,016	323,745	333,228	338,915
Total assets (2)	398,061	394,541	398,061	381,092	382,594	388,534	394,541
Total deposits	227,437	215,519	227,437	210,211	208,098	196,359	215,519

(1)    Fully taxable-equivalent basis

(2)    Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Components of Investment Banking Income

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Investment banking income
Advisory (1)	$1,167	$546	$360	$186	$292	$329	$184
Debt issuance	3,124	1,539	805	720	944	655	379
Equity issuance	1,964	624	893	406	508	157	224

Total Global Markets and Investment Banking	6,255	2,709	2,058	1,312	1,744	1,141	787
Other (2)	(704)	(446)	(462)	(58)	(98)	(86)	(169)

Total investment banking income	$5,551	$2,263	$1,596	$1,254	$1,646	$1,055	$618

(1)	Advisory includes fees on debt and equity advisory and merger and acquisitions.
(2)	Represents the offset to fees paid on the Corporation’s transactions.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries

Global Banking Key Indicators

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Global Banking revenue, net of interest expense
Global commercial banking	$15,209	$11,362	$2,825	$2,906	$6,692	$2,786	$2,861
Global corporate and investment banking	7,826	5,434	2,107	1,765	2,037	1,917	1,198

Total revenue, net of interest expense (1)	$23,035	$16,796	$4,932	$4,671	$8,729	$4,703	$4,059

Global Banking revenue, net of interest expense - by service segment
Business lending	$9,565	$8,219	$2,431	$2,316	$2,379	$2,439	$2,210
Treasury services	10,990	8,540	1,797	1,806	5,551	1,836	2,204
Investment banking related (2)	2,480	37	704	549	799	428	(355)

Total revenue, net of interest expense (1)	$23,035	$16,796	$4,932	$4,671	$8,729	$4,703	$4,059

Global Banking average deposit balances
Global commercial banking	$131,107	$108,434	$144,387	$132,766	$127,133	$119,853	$118,415
Global corporate and investment banking	80,154	69,094	84,608	81,520	76,784	77,615	81,050

Total	$211,261	$177,528	$228,995	$214,286	$203,917	$197,468	$199,465

Interest-bearing	$84,019	$90,620	$89,974	$80,508	$79,059	$86,537	$100,259
Noninterest-bearing	127,242	86,908	139,021	133,778	124,858	110,931	99,206

Total	$211,261	$177,528	$228,995	$214,286	$203,917	$197,468	$199,465

Global Banking loan spreads
Global commercial banking	1.99%	1.77%	2.12%	2.06%	1.96%	1.83%	1.85%
Global corporate and investment banking	1.58	0.82	1.63	1.62	1.45	1.64	1.18
Provision for credit losses
Global commercial banking	$7,201	$2,638	$1,758	$1,899	$1,992	$1,552	$1,036
Global corporate and investment banking	1,634	492	305	441	592	296	366

Total provision for credit losses	$8,835	$3,130	$2,063	$2,340	$2,584	$1,848	$1,402

Credit quality (3, 4)
Reservable utilized criticized exposure
Global commercial banking	$40,189	$27,225	$40,189	$41,274	$38,513	$33,465	$27,225
	18.88%	11.63%	18.88%	18.81%	16.82%	14.36%	11.63%
Global corporate and investment banking	$11,286	$7,292	$11,286	$12,138	$11,861	$9,995	$7,292
	10.79%	5.91%	10.79%	11.20%	10.44%	8.45%	5.91%

Total reservable utilized criticized exposure	$51,475	$34,517	$51,475	$53,412	$50,374	$43,460	$34,517
	16.22%	9.66%	16.22%	16.29%	14.70%	12.37%	9.66%
Nonperforming assets
Global commercial banking	$10,884	$5,643	$10,884	$10,252	$9,510	$8,077	$5,643
	5.28%	2.50%	5.28%	4.84%	4.31%	3.60%	2.50%
Global corporate and investment banking	$1,293	$736	$1,293	$1,388	$1,314	$879	$736
	1.51%	0.71%	1.51%	1.55%	1.40%	0.88%	0.71%

Total nonperforming assets	$12,177	$6,379	$12,177	$11,640	$10,824	$8,956	$6,379
	4.18%	1.94%	4.18%	3.86%	3.44%	2.77%	1.94%
Average loans and leases by product
Commercial - domestic	$159,631	$164,072	$146,188	$153,493	$164,673	$174,548	$175,260
Commercial real estate	62,598	60,201	60,387	62,883	64,609	62,532	61,395
Commercial lease financing	24,133	24,363	23,874	24,140	24,208	24,316	24,324
Commercial - foreign	25,575	27,648	23,561	24,890	27,051	26,840	28,546
Direct/Indirect consumer	41,667	40,369	42,199	42,022	41,233	41,201	40,144
Other	1,398	1,672	1,279	1,336	1,443	1,537	1,446

Total average loans and leases	$315,002	$318,325	$297,488	$308,764	$323,217	$330,974	$331,115

(1) Total Global Banking revenue, net of interest expense	$23,035	$16,796	$4,932	$4,671	$8,729	$4,703	$4,059
Less: Fair value option revenue share	227	(299)	(39)	162	242	(138)	(291)
Less: Impact of credit mitigation	(697)	309	(92)	(320)	(360)	75	221

Global banking revenues, net of interest expense excluding fair value option revenue share and credit mitigation	$23,505	$16,786	$5,063	$4,829	$8,847	$4,766	$4,129

(2)	Includes revenue and loss sharing with Global Markets for certain activities and positions.
(3)	Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total reservable commercial utilized credit exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers’ acceptances.
(4)	Nonperforming assets are on an end-of-period basis and defined as nonperforming loans and leases plus foreclosed properties. The nonperforming ratio is nonperforming assets divided by commercial loans and leases plus commercial foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries

Investment Banking Product Rankings

	Year Ended December 31, 2009
	Global		U.S.
	Product Ranking	Market Share	Product Ranking	Market Share
High-yield corporate debt	2	13.5%	2	15.4%
Leveraged loans	1	14.6	1	21.5
Mortgage-backed securities	1	16.0	1	18.3
Asset-backed securities	3	14.3	3	17.5
Convertible debt	7	5.4	4	11.6
Common stock underwriting	3	8.2	1	18.0
Investment grade corporate debt	4	5.7	3	13.0
Syndicated loans	2	7.0	2	19.7
Net investment banking revenue	2	6.8	2	12.0
Announced mergers and acquisitions	5	16.3	6	23.8
Equity capital markets	4	7.9	1	17.1
Debt capital markets	4	6.1	2	11.9

Source: Dealogic data. Figures above include self-led transactions.

•	Rankings based on deal volumes except for investment banking revenue rankings which reflect fees.
•	Mergers and acquisition fees included in investment banking revenues reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic.
•	Mergers and acquisitions volume rankings are for announced transactions and provide credit only to the investment bank advising the parent company that is domiciled within that region.
•	Each advisor receives full credit for the deal amount unless advising a minority stakeholder.

Highlights
Global top 3 rankings in:

High-yield corporate debt	Common stock underwriting
Leveraged loans	Syndicated loans
Mortgage-backed securities	Net investment banking revenue
Asset-backed securities

U.S. top 3 rankings in:

High-yield corporate debt	Investment grade corporate debt
Leveraged loans	Syndicated loans
Mortgage-backed securities	Net investment banking revenue
Asset-backed securities	Equity capital markets
Common stock underwriting	Debt capital markets

Excluding self-led deals, global and U.S. leveraged loans, mortgage-backed securities and asset-backed securities rankings were #1. Global and U.S. high-yield corporate debt and syndicated loans ranked #2. Investment grade corporate debt ranked #2 in the U.S. Convertible debt and common stock underwriting ranked #3 in the U.S. Net investment banking revenue ranked #2 in the U.S. and #3 globally, and debt capital markets ranked #2 and equity capital markets ranked #3 in the U.S.

Information for periods beginning January 1, 2009 includes the Merrill Lynch acquisition. This information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries

Global Markets Segment Results

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Net interest income (1)	$6,120	$5,151	$1,304	$1,406	$1,516	$1,894	$1,532
Noninterest income:
Investment and brokerage services	2,552	752	574	562	832	584	150
Investment banking income	2,850	1,337	910	635	820	485	371
Trading account profits (losses)	11,675	(5,809)	1,361	3,380	2,014	4,920	(3,891)
All other income (loss)	(2,571)	(5,262)	(706)	(212)	(698)	(955)	(2,717)

Total noninterest income (loss)	14,506	(8,982)	2,139	4,365	2,968	5,034	(6,087)

Total revenue, net of interest expense	20,626	(3,831)	3,443	5,771	4,484	6,928	(4,555)
Provision for credit losses	400	(50)	252	98	(1)	51	13
Noninterest expense	10,042	3,906	2,078	2,328	2,570	3,066	1,105

Income (loss) before income taxes	10,184	(7,687)	1,113	3,345	1,915	3,811	(5,673)
Income tax expense (benefit)(1)	3,007	(2,771)	(71)	1,190	524	1,364	(2,020)

Net income (loss)	$7,177	$(4,916)	$1,184	$2,155	$1,391	$2,447	$(3,653)

Return on average equity	23.33%	n/m	14.45%	27.34%	17.79%	35.62%	n/m
Efficiency ratio(1)	48.68	n/m	60.33	40.35	57.32	44.24	n/m
Sales and trading revenue
Fixed income, currency and commodities	$12,727	$(7,625)	$1,269	$3,985	$2,684	$4,789	$(5,823)
Equity income	4,901	743	949	1,265	1,198	1,489	(17)

Total sales and trading revenue (2)	$17,628	$(6,882)	$2,218	$5,250	$3,882	$6,278	$(5,840)

Balance sheet
Average
Total trading-related assets (3)	$507,648	$338,074	$493,768	$495,757	$504,122	$537,559	$315,125
Total market-based earning assets	481,542	360,667	490,719	468,999	476,593	489,985	311,582
Total earning assets	490,406	366,195	495,755	476,450	486,058	503,601	317,636
Total assets	656,621	427,734	632,673	633,909	656,329	704,613	390,274
Allocated equity	30,765	12,839	32,528	31,270	31,343	27,863	15,525
Period end
Total trading-related assets (3)	$411,212	$244,174	$411,212	$448,293	$435,396	$441,015	$244,174
Total market-based earning assets	404,467	237,452	404,467	418,931	401,334	381,102	237,452
Total earning assets	409,717	243,275	409,717	425,402	409,823	392,425	243,275
Total assets	538,456	306,693	538,456	588,641	572,702	583,607	306,693
Trading-related assets (average)
Trading account securities	$201,727	$180,654	$200,629	$198,336	$190,519	$217,647	$167,463
Reverse repurchases	137,943	55,705	145,153	130,664	139,566	136,373	53,193
Securities borrowed	75,128	62,482	81,474	78,605	72,309	67,941	42,580
Derivative assets	92,850	39,233	66,512	88,152	101,728	115,598	51,889

Total trading-related assets (3)	$507,648	$338,074	$493,768	$495,757	$504,122	$537,559	$315,125

(1) Fully taxable-equivalent basis (2) Sales and trading revenue represents total Global Markets revenue, net of interest expense as adjusted by the following items:
Total Global Markets revenue, net of interest expense	$20,626	$(3,831)	$3,443	$5,771	$4,484	$6,928	$(4,555)
Investment banking income	(2,850)	(1,337)	(910)	(635)	(820)	(485)	(371)
Fair value option net interest income	(257)	(141)	(53)	(65)	(72)	(67)	(46)
Revenue (loss) shared	56	(1,349)	(262)	179	269	(130)	(868)
(Gain) loss on sale of prime brokerage business	53	(224)	—	—	21	32	—

Total sales and trading revenue	$17,628	$(6,882)	$2,218	$5,250	$3,882	$6,278	$(5,840)

(3)	Includes assets which are not considered earning assets (i.e. derivative assets).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries

Off-Balance Sheet Special Purpose Entities Liquidity Exposure(1)

(Dollars in millions)

	December 31, 2009
	VIEs (2)	QSPEs (3)	Total
Commercial paper conduits:
Multi-seller conduits	$25,135	$—	$25,135
Asset acquisition conduits	1,232	—	1,232
Home equity securitizations	—	14,125	14,125
Municipal bond trusts	3,635	6,492	10,127

Collateralized debt obligation vehicles (4)	3,283	—	3,283
Credit-linked note and other vehicles	1,995	—	1,995
Customer conduits	368	—	368
Credit card securitizations	—	2,288	2,288

Total liquidity exposure (5)	$35,648	$22,905	$58,553

	September 30, 2009
	VIEs (2)	QSPEs (3)	Total
Commercial paper conduits:
Multi-seller conduits	$27,024	$—	$27,024
Asset acquisition conduits	1,317	—	1,317
Home equity securitizations	—	12,863	12,863
Municipal bond trusts	3,122	6,746	9,868

Collateralized debt obligation vehicles (4)	3,744	—	3,744
Credit-linked note and other vehicles	3,478	—	3,478
Customer conduits	615	—	615
Credit card securitizations	—	1,738	1,738

Total liquidity exposure (5)	$39,300	$21,347	$60,647

(1)	As a result of Statement of Financial Accounting Standards (SFAS) No. 166, “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140” and SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” we will consolidate all multi-seller conduits, asset acquisition conduits and credit card securitizations. In addition, some home equity securitizations, municipal bond trusts and credit-linked note and other vehicles will also be consolidated.
(2)	Variable interest entities (VIEs) are special purpose entities (SPEs) which lack sufficient equity at risk or whose equity investors do not have a controlling financial interest. A VIE is consolidated by the party known as the primary beneficiary that will absorb the majority of the expected losses or expected residual returns of the VIEs or both. For example, an entity that holds a majority of the subordinated debt or equity securities issued by a VIE, or protects other investors from loss through a guarantee or similar arrangement, may have to consolidate the VIE. The assets and liabilities of consolidated VIEs are recorded on the Corporation’s balance sheet.
(3)	Qualifying special purposes entities (QSPEs) are SPEs whose activities are strictly limited to holding and servicing financial assets. QSPEs are generally not required to be consolidated by any party. This table includes only those QSPEs to which we have liquidity exposure.
(4)	Represents super senior and non-super senior collateralized debt obligation exposure.
(5)	Exposures obtained through the Merrill Lynch acquisition at both December 31, 2009 and September 30, 2009 includes: $4.9 billion in municipal bond trusts, $3.3 billion and $3.7 billion in collateralized debt obligation vehicles and $2.0 billion and $3.5 billion in credit-linked note and other vehicles.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries

Super Senior Collateralized Debt Obligation Exposure

(Dollars in millions)

	December 31, 2009
	Subprime (1)	Retained Positions	Total Subprime	Non- Subprime (2)	Total
Unhedged	$938	$528	$1,466	$839	$2,305
Hedged (3)	661	—	661	652	1,313

Total	$1,599	$528	$2,127	$1,491	$3,618

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral’s original net exposure value.
(2)	Includes highly-rated collateralized loan obligations and commercial mortgage-backed securities super senior exposure.
(3)	Hedged amounts are presented at carrying value before consideration of the insurance.

Credit Default Swaps with Monoline Financial Guarantors

(Dollars in millions)

	December 31, 2009
	Super Senior CDOs	Other Guaranteed Positions	Total
Notional	$3,757	$38,834	$42,591

Mark-to-market or guarantor receivable	$2,833	$8,256	$11,089
Credit valuation adjustment	(1,873)	(4,132)	(6,005)

Total	$960	$4,124	$5,084

Credit valuation adjustment %	66%	50%	54%

(Writedowns) gains during the three months ended December 31, 2009	$(123)	$55	$(68)

(Writedowns) gains during the year ended December 31, 2009	(961)	98	(863)

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries

Unhedged Subprime Super Senior Collateralized Debt Obligation Carrying Values (1)

(Dollars in millions)

	December 31, 2009
	Subprime Net Exposure	Carrying Value as a Percent of Original Net Exposure	Subprime Content of Collateral (2)	Vintage of Subprime Collateral
				Percent in 2006/2007 Vintages	Percent in 2005/Prior Vintages
Mezzanine super senior liquidity commitments	$88	7%	100%	85%	15%
Other super senior exposure
High grade	577	20	43	23	77
Mezzanine	272	16	34	79	21
CDO-squared	1	1	100	100	—

Total other super senior	850

Total super senior	$938	15

Retained positions from liquidated CDOs	528	15	28	22	78

Total	$1,466	15

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral’s original net exposure value.
(2)	Based on current net exposure value.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Segment Results (1)

(Dollars in millions, except as noted)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Net interest income (2)	$5,564	$4,797	$1,275	$1,333	$1,293	$1,663	$1,348
Noninterest income:
Investment and brokerage services	9,273	4,059	2,404	2,328	2,231	2,310	880
All other income (loss)	3,286	(1,047)	1,829	437	647	373	(237)

Total noninterest income	12,559	3,012	4,233	2,765	2,878	2,683	643

Total revenue, net of interest expense	18,123	7,809	5,508	4,098	4,171	4,346	1,991

Provision for credit losses	1,061	664	54	515	238	254	152
Noninterest expense	13,077	4,910	3,330	3,168	3,297	3,282	1,069

Income before income taxes	3,985	2,235	2,124	415	636	810	770
Income tax expense (2)	1,446	807	793	141	206	306	255

Net income	$2,539	$1,428	$1,331	$274	$430	$504	$515

Net interest yield (2)	2.53%	2.97%	2.29%	2.54%	2.54%	2.76%	3.03%
Return on average equity	13.44	12.20	26.76	5.57	9.16	11.68	17.40
Efficiency ratio (2)	72.16	62.87	60.45	77.33	79.04	75.53	53.70

Balance sheet
Average
Total loans and leases	$103,398	$87,593	$100,264	$101,181	$101,748	$110,535	$88,876
Total earning assets (3)	219,612	161,685	221,402	208,103	204,632	244,693	177,303
Total assets (3)	251,969	170,973	252,608	239,346	237,553	278,796	185,744
Total deposits	225,980	160,702	223,056	214,994	215,383	250,914	172,435
Allocated equity	18,894	11,698	19,737	19,490	18,813	17,504	11,767

Period end
Total loans and leases	$99,596	$89,401	$99,596	$99,307	$100,878	$102,766	$89,401
Total earning assets (3)	219,866	179,319	219,866	218,015	203,256	238,323	179,319
Total assets (3)	254,192	189,073	254,192	249,189	233,808	268,609	189,073
Total deposits	224,840	176,186	224,840	220,482	207,581	242,634	176,186

Client assets
Assets under management	$749,852	$523,159	$749,852	$739,831	$705,216	$697,371	$523,159
Client brokerage assets (4)	1,270,461	172,106	1,270,461	1,235,483	1,164,171	1,102,633	172,106
Assets in custody	274,472	133,726	274,472	269,233	252,830	234,361	133,726
Assets in deposits	224,840	176,186	224,840	220,482	207,581	242,634	176,186
Less: Client brokerage assets and assets in custody included in assets under management	(346,682)	(87,519)	(346,682)	(331,953)	(307,619)	(289,513)	(87,519)

Total net client assets	$2,172,943	$917,658	$2,172,943	$2,133,076	$2,022,179	$1,987,476	$917,658

(1)	GWIM services clients through three primary businesses: Merrill Lynch Global Wealth Management (MLGWM), U.S. Trust, Bank of America Private Wealth Management (U.S. Trust), and Columbia Management (Columbia).
(2)	Fully taxable-equivalent basis
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
(4)	Client brokerage assets include non-discretionary brokerage and fee-based assets.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Business Results

(Dollars in millions)

	Three Months Ended December 31, 2009
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other (3)
Net interest income (4)	$1,275	$1,027	$335	$—	$(87)
Noninterest income:
Investment and brokerage services	2,404	1,614	296	283	211
All other income (loss)	1,829	438	11	1	1,379

Total noninterest income	4,233	2,052	307	284	1,590

Total revenue, net of interest expense	5,508	3,079	642	284	1,503

Provision for credit losses	54	(19)	73	—	—
Noninterest expense	3,330	2,390	470	251	219

Income before income taxes	2,124	708	99	33	1,284
Income tax expense (4)	793	262	37	12	482

Net income	$1,331	$446	$62	$21	$802

Net interest yield (4)	2.29%	2.25%	2.55%	n/m	n/m
Return on average equity	26.76	21.24	4.60	9.96%	n/m
Efficiency ratio (4)	60.45	77.63	73.26	n/m	n/m
Average - total loans and leases	$100,264	$48,226	$52,038	n/m	n/m
Average - total deposits	223,056	178,177	42,435	n/m	n/m
Period end - total assets (5)	254,192	195,175	55,371	$2,717	n/m

	Three Months Ended September 30, 2009
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other (3)
Net interest income (4)	$1,333	$1,089	$328	$10	$(94)
Noninterest income:
Investment and brokerage services	2,328	1,542	310	277	199
All other income (loss)	437	398	11	(134)	162

Total noninterest income	2,765	1,940	321	143	361

Total revenue, net of interest expense	4,098	3,029	649	153	267

Provision for credit losses	515	262	253	—	—
Noninterest expense	3,168	2,274	478	228	188

Income (loss) before income taxes	415	493	(82)	(75)	79
Income tax expense (benefit) (4)	141	182	(30)	(28)	17

Net income (loss)	$274	$311	$(52)	$(47)	$62

Net interest yield (4)	2.54%	2.52%	2.48%	n/m	n/m
Return on average equity	5.57	14.48	n/m	n/m	n/m
Efficiency ratio (4)	77.33	75.10	73.63	n/m	n/m
Average - total loans and leases	$101,181	$48,750	$52,431	n/m	n/m
Average - total deposits	214,994	174,057	39,334	n/m	n/m
Period end - total assets (5)	249,189	194,324	55,574	$3,137	n/m

	Three Months Ended December 31, 2008
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other
Net interest income (4)	$1,348	$884	$451	$12	$1
Noninterest income:
Investment and brokerage services	880	238	304	301	37
All other income (loss)	(237)	1	(4)	(228)	(6)

Total noninterest income	643	239	300	73	31

Total revenue, net of interest expense	1,991	1,123	751	85	32

Provision for credit losses	152	73	79	—	—
Noninterest expense	1,069	404	372	192	101

Income (loss) before income taxes	770	646	300	(107)	(69)
Income tax expense (benefit) (4)	255	239	111	(40)	(55)

Net income (loss)	$515	$407	$189	$(67)	$(14)

Net interest yield (4)	3.03%	2.65%	3.35%	n/m	n/m
Return on average equity	17.40	50.41	15.74	n/m	n/m
Efficiency ratio (4)	53.70	35.88	49.60	n/m	n/m
Average - total loans and leases	$88,876	$35,515	$53,360	n/m	n/m
Average - total deposits	172,435	130,088	42,342	n/m	n/m
Period end - total assets (5)	189,073	137,282	57,167	$2,923	n/m

(1)	MLGWM includes the net impact of migrating customers, and their related deposit and loan balances, to or from Deposits and Home Loans & Insurance. After migration, the associated net interest income, noninterest income and noninterest expense are recorded in the applicable segment. During the three months ended December 31, 2009 and September 30, 2009, total deposits of $33 million and $2.9 billion were migrated to Deposits from MLGWM. During the three months ended December 31, 2008, total deposits of $4.5 billion were migrated from Deposits to MLGWM. In addition, during the three months ended December 31, 2009 and September 30, 2009, total loans of $838 million and $2.2 billion were migrated to Home Loans & Insurance from MLGWM. During the three months ended December 31, 2008, total loans of $430 million were migrated from Home Loans & Insurance to MLGWM.
(2)	Effective January 1, 2009, as a result of the Merrill Lynch acquisition, we combined Merrill Lynch’s wealth management business and our former Premier Banking & Investment business
(3)	Other includes the results of the Retirement & Philanthropic Services, the Corporation’s approximately 34 percent economic ownership of BlackRock and other miscellaneous items.
(4)	Fully taxable-equivalent basis
(5)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Business Results

(Dollars in millions)

	Year Ended December 31, 2009
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other (3)
Net interest income (4)	$5,564	$4,567	$1,361	$32	$(396)
Noninterest income:
Investment and brokerage services	9,273	6,130	1,254	1,090	799
All other income (loss)	3,286	1,684	48	(201)	1,755

Total noninterest income	12,559	7,814	1,302	889	2,554

Total revenue, net of interest expense	18,123	12,381	2,663	921	2,158

Provision for credit losses	1,061	619	442	—	—
Noninterest expense	13,077	9,411	1,945	932	789

Income (loss) before income taxes	3,985	2,351	276	(11)	1,369

Income tax expense (benefit) (4)	1,446	870	102	(4)	478

Net income (loss)	$2,539	$1,481	$174	$(7)	$891

Net interest yield (4)	2.53%	2.49%	2.58%	n/m	n/m
Return on average equity	13.44	18.50	3.39	n/m	n/m

Efficiency ratio (4)	72.16	76.01	73.03	n/m	n/m
Average - total loans and leases	$103,398	$50,848	$52,548	n/m	n/m
Average - total deposits	225,980	185,013	39,933	n/m	n/m

Period end - total assets (5)	254,192	195,175	55,371	$2,717	n/m

	Year Ended December 31, 2008
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other
Net interest income (4)	$4,797	$3,211	$1,570	$6	$10
Noninterest income:
Investment and brokerage services	4,059	1,001	1,400	1,496	162
All other income (loss)	(1,047)	58	18	(1,120)	(3)

Total noninterest income	3,012	1,059	1,418	376	159

Total revenue, net of interest expense	7,809	4,270	2,988	382	169

Provision for credit losses	664	561	103	—	—
Noninterest expense	4,910	1,788	1,831	1,126	165

Income (loss) before income taxes	2,235	1,921	1,054	(744)	4

Income tax expense (benefit) (4)	807	711	390	(275)	(19)

Net income (loss)	$1,428	$1,210	$664	$(469)	$23

Net interest yield (4)	2.97%	2.60%	3.05%	n/m	n/m
Return on average equity	12.20	36.66	14.20	n/m	n/m

Efficiency ratio (4)	62.87	41.88	61.26	n/m	n/m
Average - total loans and leases	$87,593	$36,190	$51,390	n/m	n/m
Average - total deposits	160,702	121,856	38,643	n/m	n/m

Period end - total assets (5)	189,073	137,282	57,167	$2,923	n/m

(1)	MLGWM includes the net impact of migrating customers, and their related deposit and loan balances, to or from Deposits and Home Loans & Insurance. After migration, the associated net interest income, noninterest income and noninterest expense are recorded in the applicable segment. During the year ended December 31, 2009, total deposits of $43.4 billion migrated to Deposits from MLGWM. During the year ended December 31, 2008, total deposits of $20.5 billion were migrated from Deposits to MLGWM. In addition, during the years ended December 31, 2009 and 2008, total loans of $16.6 billion and $1.7 billion were migrated to Home Loans & Insurance from MLGWM.
(2)	Effective January 1, 2009, as a result of the Merrill Lynch acquisition, we combined Merrill Lynch’s wealth management business and our former Premier Banking & Investment business to form MLGWM.
(3)	Other includes the results of the Retirement & Philanthropic Services, the Corporation’s approximately 34 percent economic ownership of BlackRock and other miscellaneous items.
(4)	Fully taxable-equivalent basis
(5)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management - Key Indicators

(Dollars in millions, except as noted)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Investment and Brokerage Services
Merrill Lynch Global Wealth Management
Asset management fees	$3,068	$331	$801	$762	$717	$788	$75
Brokerage income	3,062	670	813	780	719	750	163

Total	$6,130	$1,001	$1,614	$1,542	$1,436	$1,538	$238

U.S. Trust
Asset management fees	$1,225	$1,352	$290	$303	$325	$307	$292
Brokerage income	29	48	6	7	6	10	12

Total	$1,254	$1,400	$296	$310	$331	$317	$304

Columbia Management
Asset management fees	$1,088	$1,494	$282	$276	$270	$260	$301
Brokerage income	2	2	1	1	—	—	—

Total	$1,090	$1,496	$283	$277	$270	$260	$301

Other
Asset management fees	$463	$162	$120	$114	$113	$116	$37
Brokerage income	336	—	91	85	81	79	—

Total	$799	$162	$211	$199	$194	$195	$37

Total Global Wealth & Investment Management
Asset management fees	$5,844	$3,339	$1,493	$1,455	$1,425	$1,471	$705
Brokerage income	3,429	720	911	873	806	839	175

Total investment and brokerage services	$9,273	$4,059	$2,404	$2,328	$2,231	$2,310	$880

Assets Under Management
Assets under management by business:
Merrill Lynch Global Wealth Management	$281,933	$16,682	$281,933	$268,107	$239,888	$219,658	$16,682
U.S. Trust	187,984	178,657	187,984	187,964	180,902	179,142	178,657
Columbia Management	320,191	386,473	320,191	329,103	331,810	340,692	386,473
Retirement & Philanthropic Services	47,183	33,498	47,183	44,437	39,298	45,304	33,498
Eliminations(1)	(87,574)	(92,298)	(87,574)	(89,915)	(86,811)	(87,550)	(92,298)
International Wealth Management	135	147	135	135	129	125	147

Total assets under management	$749,852	$523,159	$749,852	$739,831	$705,216	$697,371	$523,159

Assets under management rollforward:
Beginning balance	$523,159	$643,531	$739,831	$705,216	$697,371	$523,159	$564,438
Merrill Lynch balance, January 1, 2009	246,292	—	—	—	—	246,292	—
Net flows	(92,669)	1,197	(4,606)	(17,757)	(27,071)	(43,235)	12,596
Market valuation/other	73,070	(121,569)	14,627	52,372	34,916	(28,845)	(53,875)

Ending balance	$749,852	$523,159	$749,852	$739,831	$705,216	$697,371	$523,159

Assets under management mix:
Money market/other	$179,112	$253,310	$179,112	$193,593	$215,637	$244,577	$253,310
Fixed income	226,970	102,747	226,970	221,963	204,974	198,177	102,747
Equity	343,770	167,102	343,770	324,275	284,605	254,617	167,102

Total assets under management	$749,852	$523,159	$749,852	$739,831	$705,216	$697,371	$523,159

Assets under management - domestic and foreign:
Domestic	$728,899	$523,012	$728,899	$717,289	$685,492	$679,927	$523,012
Foreign	20,953	147	20,953	22,542	19,724	17,444	147

Total assets under management	$749,852	$523,159	$749,852	$739,831	$705,216	$697,371	$523,159

Client Brokerage Assets(2)	$1,270,461	$172,106	$1,270,461	$1,235,483	$1,164,171	$1,102,633	$172,106

Merrill Lynch Global Wealth Management Metrics

Number of financial advisors	15,006	2,007	15,006	14,979	15,008	15,822	2,007

Financial Advisor Productivity(3) (in thousands)	$817	$1,652	$830	$824	$809	$803	$1,576

Total client balances(4)	$1,438,122	$290,661	$1,438,122	$1,395,816	$1,315,528	$1,293,239	$290,661

U.S. Trust Metrics

Client facing associates	3,957	4,473	3,957	3,944	3,968	4,015	4,473

Total client balances(4)	$316,096	$309,454	$316,096	$314,936	$302,797	$302,289	$309,454

Columbia Management Performance Metrics

# of 4 or 5 Star Funds by Morningstar	36	53	36	43	54	49	53

% of Assets Under Management in 4 or 5 Star Rated Funds(5)	47%	62%	47%	53%	54%	49%	62%

(1)	The elimination of assets under management that are managed by two lines of business.
(2)	The January 1, 2009 acquisition of Merrill Lynch contributed $1.0 trillion to client brokerage assets.
(3)	Financial Advisor Productivity is defined as annualized total revenue (excluding residual net interest income) divided by the total number of financial advisors. The decline in Financial Advisor Productivity in the first quarter 2009 compared to previous quarters results from the inclusion of Merrill Lynch financial advisors. Legacy Bank of America financial advisors historically have had higher amounts of credit and banking activity in their portfolios.
(4)	Client balances are defined as deposits, assets under management, client brokerage assets and other assets in custody.
(5)	Results shown are defined by Columbia Management’s calculation using Morningstar’s Overall Rating criteria for 4 & 5 star rating. The assets under management of the Columbia Funds that had a 4 & 5 star rating were totaled then divided by the assets under management of all the funds in the ranking.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries

All Other Results (1, 2)

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Net interest income (3)	$(6,922)	$(8,019)	$(1,559)	$(1,815)	$(1,626)	$(1,922)	$(1,875)
Noninterest income:
Card income (loss)	(895)	2,164	(431)	(720)	(278)	534	368
Equity investment income (loss)	9,020	265	829	886	5,979	1,326	(388)
Gains on sales of debt securities	4,440	1,133	856	1,441	672	1,471	783
All other income (loss)	(6,735)	(711)	(2,567)	(2,371)	(4,337)	2,540	(331)

Total noninterest income (loss)	5,830	2,851	(1,313)	(764)	2,036	5,871	432

Total revenue, net of interest expense	(1,092)	(5,168)	(2,872)	(2,579)	410	3,949	(1,443)

Provision for credit losses (4)	(3,431)	(3,769)	(1,523)	(1,221)	(10)	(677)	(613)
Merger and restructuring charges	2,721	935	533	594	829	765	306
All other noninterest expense	1,997	189	560	611	593	233	142

Income (loss) before income taxes	(2,379)	(2,523)	(2,442)	(2,563)	(1,002)	3,628	(1,278)
Income tax expense (benefit) (3)	(2,857)	(1,283)	(895)	(963)	(1,740)	741	(748)

Net income (loss)	$478	$(1,240)	$(1,547)	$(1,600)	$738	$2,887	$(530)

Balance sheet

Average
Total loans and leases	$155,561	$135,789	$146,185	$147,666	$159,144	$169,593	$145,241
Total deposits	103,122	105,725	91,775	108,244	104,382	108,208	110,471

Period end
Total loans and leases	$152,944	$136,163	$152,944	$145,856	$153,010	$165,535	$136,163
Total deposits	78,618	86,888	78,618	94,573	99,495	92,436	86,888

(1)	All Other consists of equity investment activities including Global Principal Investments, Corporate Investments and Strategic Investments, the residential mortgage portfolio associated with ALM activities, the residual impact of cost allocation processes, merger and restructuring charges, intersegment eliminations and the results of certain businesses that are expected to be or have been sold or are in the process of being liquidated. All Other also includes certain amounts associated with ALM activities, including the residual impact of funds transfer pricing allocation methodologies, amounts associated with the change in the value of derivatives used as economic hedges of interest rate and foreign exchange rate fluctuations, foreign exchange rate fluctuations related to revaluation of foreign-denominated debt issuances, certain gains (losses) on sales of whole mortgage loans, and gains (losses) on sales of debt securities. All Other also includes adjustments to noninterest income and income tax expense to remove the FTE impact of items (primarily low-income housing tax credits) that have been grossed up within noninterest income to a FTE amount in the business segments. In addition, All Other includes the offsetting securitization impact to present Global Card Services on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - All Other - Reconciliation on page 45).
(2)	Effective January 1, 2009, as part of the Merrill Lynch acquisition, All Other includes the results of First Republic Bank as well as fair value adjustments related to certain Merrill Lynch structured notes.
(3)	Fully taxable-equivalent basis
(4)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Card Services securitization offset.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries

Equity Investments

(Dollars in millions)

	Global Principal Investments Exposures				Equity Investment Income (Loss)
	December 31, 2009			September 30, 2009	December 31, 2009
	Book Value	Unfunded Commitments	Total	Total	Three months ended	Year ended
Global Principal Investments:
Global Private Equity	$5,793	$238	$6,031	$5,494	$581	$1,394
Global Real Estate	2,399	349	2,748	2,808	(35)	(298)
Global Strategic Capital	4,540	1,880	6,420	6,426	124	161
Legacy/Other Investments	1,339	80	1,419	1,457	1	(35)

Total Global Principal Investments	$14,071	$2,547	$16,618	$16,185	$671	$1,222

Components of Equity Investment Income (Loss)

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
	2009	2008
Global Principal Investments	$1,222	$(84)	$671	$713	$304	$(466)	$(363)
Corporate Investments	(88)	(520)	65	109	10	(272)	(295)
Strategic and other investments (1)	7,886	869	93	64	5,665	2,064	270

Total equity investment income (loss) included in All Other	9,020	265	829	886	5,979	1,326	(388)
Total equity investment income (loss) included in the business segments(2)	994	274	1,197	(43)	(36)	(124)	(403)

Total consolidated equity investment income (loss)	$10,014	$539	$2,026	$843	$5,943	$1,202	$(791)

(1)	For the three months ended June 30, 2009 and March 31, 2009, includes a $5.3 billion and $1.9 billion pre-tax gain due to sales of portions of the Corporation’s China Construction Bank investment.
(2)	For the three months ended December 31, 2009, includes a pre-tax gain of $1.1 billion related to the Corporation’s BlackRock equity investment interest.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries

Outstanding Loans and Leases

(Dollars in millions)

	December 31 2009	September 30 2009	Increase (Decrease)
Consumer
Residential mortgage (1)	$242,129	$238,921	$3,208
Home equity	149,126	152,039	(2,913)
Discontinued real estate (2)	14,854	15,460	(606)
Credit card - domestic	49,453	49,221	232
Credit card - foreign	21,656	20,985	671
Direct/Indirect consumer (3)	97,236	98,366	(1,130)
Other consumer (4)	3,110	3,264	(154)

Total consumer	577,564	578,256	(692)

Commercial
Commercial - domestic (5)	198,903	207,607	(8,704)
Commercial real estate (6)	69,447	72,662	(3,215)
Commercial lease financing	22,199	21,910	289
Commercial - foreign	27,079	27,634	(555)

Total commercial loans	317,628	329,813	(12,185)
Commercial loans measured at fair value (7)	4,936	6,197	(1,261)

Total commercial	322,564	336,010	(13,446)

Total loans and leases	$900,128	$914,266	$(14,138)

(1)	Includes foreign residential mortgages of $552 million and $533 million at December 31, 2009 and September 30, 2009.
(2)	Includes $13.4 billion and $13.9 billion of pay option loans, and $1.5 billion of subprime loans at both December 31, 2009 and September 30, 2009 which were obtained in connection with the acquisition of Countrywide. The Corporation no longer originates these products.
(3)	Includes dealer financial services of $41.6 billion and $41.4 billion, consumer lending of $19.7 billion and $21.9 billion, securities based lending margin loans of $12.9 billion and $11.7 billion, and foreign consumer loans of $7.8 billion and $7.9 billion at December 31, 2009 and September 30, 2009.
(4)	At both December 31, 2009 and September 30, 2009, includes consumer finance loans of $2.3 billion, and other foreign consumer loans of $709 million and $683 million.
(5)	Includes small business commercial - domestic loans, primarily card related, of $17.5 billion and $17.9 billion at December 31, 2009 and September 30, 2009.
(6)	Includes domestic commercial real estate loans of $66.5 billion and $69.1 billion, and foreign commercial real estate loans of $3.0 billion and $3.5 billion at December 31, 2009 and September 30, 2009.
(7)	Certain commercial loans are measured under the fair value option and include commercial - domestic loans of $3.0 billion and $4.0 billion, commercial - foreign loans of $1.9 billion and $2.1 billion, and commercial real estate loans of $90 million and $98 million at December 31, 2009 and September 30, 2009.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries

Quarterly Average Loans and Leases by Business Segment

(Dollars in millions)

	Fourth Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Consumer
Residential mortgage	$236,883	$—	$—	$—	$314	$557	$35,822	$200,190
Home equity	150,704	—	—	130,601	958	—	17,405	1,740
Discontinued real estate	15,152	—	—	—	—	—	—	15,152
Credit card - domestic	49,213	—	131,140	—	—	—	—	(81,927)
Credit card - foreign	21,680	—	31,458	—	—	—	—	(9,778)
Direct/Indirect consumer	98,938	10,707	22,195	85	42,199	35	23,346	371
Other consumer	3,177	209	732	5	7	2	13	2,209

Total consumer	575,747	10,916	185,525	130,691	43,478	594	76,586	127,957

Commercial
Commercial - domestic	207,050	379	17,510	1,626	146,188	7,586	21,367	12,394
Commercial real estate	71,352	7	266	9	60,387	1,096	2,183	7,404
Commercial lease financing	21,769	—	—	—	23,874	—	1	(2,106)
Commercial - foreign	29,995	—	1,447	—	23,561	4,324	127	536

Total commercial	330,166	386	19,223	1,635	254,010	13,006	23,678	18,228

Total loans and leases	$905,913	$11,302	$204,748	$132,326	$297,488	$13,600	$100,264	$146,185

	Third Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Consumer
Residential mortgage	$241,924	$—	$—	$—	$333	$622	$36,196	$204,773
Home equity	153,269	—	—	130,751	995	—	18,380	3,143
Discontinued real estate	16,570	—	—	—	—	—	—	16,570
Credit card - domestic	49,751	—	137,312	—	—	—	—	(87,561)
Credit card - foreign	21,189	—	31,148	—	—	—	—	(9,959)
Direct/Indirect consumer	100,012	10,804	24,651	59	42,022	8	22,273	195
Other consumer	3,331	287	741	25	6	2	7	2,263

Total consumer	586,046	11,091	193,852	130,835	43,356	632	76,856	129,424

Commercial
Commercial - domestic	216,332	283	17,814	1,753	153,493	8,649	21,978	12,362
Commercial real estate	74,276	5	241	11	62,884	1,230	2,230	7,675
Commercial lease financing	22,068	—	—	—	24,140	2	—	(2,074)
Commercial - foreign	31,533	—	1,433	—	24,891	4,813	117	279

Total commercial	344,209	288	19,488	1,764	265,408	14,694	24,325	18,242

Total loans and leases	$930,255	$11,379	$213,340	$132,599	$308,764	$15,326	$101,181	$147,666

	Fourth Quarter 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Consumer
Residential mortgage	$253,560	$—	$—	$—	$519	$—	$35,278	$217,763
Home equity	151,943	—	—	121,032	919	—	24,621	5,371
Discontinued real estate	21,324	—	—	—	—	—	—	21,324
Credit card - domestic	64,906	—	152,176	—	—	—	—	(87,270)
Credit card - foreign	17,211	—	29,057	—	—	—	—	(11,846)
Direct/Indirect consumer	83,331	8,365	30,649	99	40,144	—	4,647	(573)
Other consumer	3,544	225	647	185	8	2	17	2,460

Total consumer	595,819	8,590	212,529	121,316	41,590	2	64,563	147,229

Commercial
Commercial - domestic	226,095	35	19,283	730	175,260	8,254	22,371	162
Commercial real estate	64,586	(8)	249	19	61,395	1,016	1,874	41
Commercial lease financing	22,069	—	—	—	24,324	—	—	(2,255)
Commercial - foreign	32,994	—	1,366	—	28,546	2,950	68	64

Total commercial	345,744	27	20,898	749	289,525	12,220	24,313	(1,988)

Total loans and leases	$941,563	$8,617	$233,427	$122,065	$331,115	$12,222	$88,876	$145,241

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries

Commercial Credit Exposure by Industry (1, 2, 3)

(Dollars in millions)

	Commercial Utilized			Total Commercial Committed
	December 31 2009	September 30 2009	Increase (Decrease)	December 31 2009	September 30 2009	Increase (Decrease)
Diversified financials	$68,876	$75,650	$(6,774)	$110,948	$118,770	$(7,822)
Real estate (4)	75,049	80,424	(5,375)	91,479	98,857	(7,378)
Government and public education	44,151	44,802	(651)	61,446	61,547	(101)
Capital goods	23,834	26,585	(2,751)	47,413	51,653	(4,240)
Healthcare equipment and services	29,584	30,960	(1,376)	46,370	47,640	(1,270)
Consumer services	28,517	29,068	(551)	44,164	44,606	(442)
Retailing	23,671	25,413	(1,742)	42,260	44,611	(2,351)
Commercial services and supplies	23,892	25,149	(1,257)	34,646	37,500	(2,854)
Individuals and trusts	25,191	24,448	743	33,678	32,021	1,657
Materials	16,373	18,431	(2,058)	32,898	34,712	(1,814)
Insurance	20,613	21,945	(1,332)	28,033	28,947	(914)
Food, beverage and tobacco	14,812	15,131	(319)	27,985	28,180	(195)
Utilities	9,217	9,732	(515)	25,229	26,639	(1,410)
Energy	9,605	10,641	(1,036)	23,619	23,941	(322)
Banks	20,299	20,040	259	23,384	23,156	228
Media	11,236	12,131	(895)	22,832	23,783	(951)
Transportation	13,724	13,804	(80)	19,597	19,558	39
Religious and social organizations	8,920	9,261	(341)	11,371	11,891	(520)
Pharmaceuticals and biotechnology	2,875	3,364	(489)	10,343	9,812	531
Consumer durables and apparel	4,374	5,086	(712)	9,829	10,159	(330)
Technology hardware and equipment	3,135	3,228	(93)	9,671	9,557	114
Telecommunication services	3,558	3,746	(188)	9,478	10,006	(528)
Software and services	3,216	3,548	(332)	9,306	9,707	(401)
Food and staples retailing	3,680	3,878	(198)	6,562	6,776	(214)
Automobiles and components	2,379	2,615	(236)	5,339	5,215	124
Other	3,596	5,748	(2,152)	7,390	11,111	(3,721)
Total commercial credit exposure by industry	$494,377	$524,828	$(30,451)	$795,270	$830,355	$(35,085)

Net credit default protection purchased on total commitments (5)				$(19,025)	$(21,558)

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $58.4 billion and $71.9 billion at December 31, 2009 and September 30, 2009. Not reflected in utilized and committed exposure is additional derivative non-cash collateral held of $16.2 billion and $17.6 billion which consists primarily of other marketable securities at December 31, 2009 and September 30, 2009.
(2)	Total commercial utilized and total commercial committed exposure includes loans and letters of credit measured at fair value under the fair value option and are comprised of loans outstanding of $4.9 billion and $6.2 billion and issued letters of credit at notional value of $1.7 billion and $1.9 billion at December 31, 2009 and September 30, 2009. In addition, total commercial committed exposure includes unfunded loan commitments at notional value of $25.3 billion and $26.7 billion at December 31, 2009 and September 30, 2009.
(3)	Includes small business commercial - domestic exposure.
(4)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based upon the borrowers’ or counterparties’ primary business activity using operating cash flow and primary source of repayment as key factors.
(5)	Represents net notional credit protection purchased.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	36

Bank of America Corporation and Subsidiaries

Net Credit Default Protection by Maturity Profile (1)

	December 31 2009	September 30 2009
Less than or equal to one year	16%	13%
Greater than one year and less than or equal to five years	81	84
Greater than five years	3	3
Total net credit default protection	100%	100%
(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of maturities for net credit default protection purchased is shown above.

Net Credit Default Protection by Credit Exposure Debt Rating (1, 2)

(Dollars in millions)

	December 31, 2009		September 30, 2009
Ratings (3)	Net Notional	Percent	Net Notional	Percent
AAA	$15	(0.1)%	$15	(0.1)%
AA	(344)	1.8	(465)	2.2
A	(6,092)	32.0	(6,239)	28.9
BBB	(9,573)	50.4	(11,262)	52.3
BB	(2,725)	14.3	(3,015)	14.0
B	(835)	4.4	(974)	4.5
CCC and below	(1,691)	8.9	(1,886)	8.7
NR(4)	2,220	(11.7)	2,268	(10.5)
Total net credit default protection	$(19,025)	100.0%	$(21,558)	100.0%
(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.
(2)	Ratings are refreshed on a quarterly basis.
(3)	The Corporation considers ratings of BBB- or higher to meet the definition of investment grade.
(4)	In addition to names which have not been rated, “NR” includes $2.3 billion and $2.4 billion in net credit default swap index positions at December 31, 2009 and September 30, 2009. While index positions are principally investment grade, credit default swaps indices include names in and across each of the ratings categories.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	37

Bank of America Corporation and Subsidiaries

Selected Emerging Markets (1)

(Dollars in millions)

	Loans and Leases, and Loan Commitments	Other Financing (2)	Derivative Assets (3)	Securities / Other Investments (4)	Total Cross–border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Emerging Markets Exposure December 31, 2009	Increase (Decrease) from September 30, 2009
Region/Country
Asia Pacific
China (7)	$572	$517	$704	$10,270	$12,063	$—	$12,063	$(44)
India	1,702	1,091	639	1,704	5,136	1,024	6,160	1,346
South Korea	428	803	1,275	2,505	5,011	—	5,011	(567)
Hong Kong	391	337	98	276	1,102	—	1,102	(192)
Singapore	293	54	228	293	868	—	868	(17)
Taiwan	279	32	86	127	524	205	729	(91)
Other Asia Pacific (8)	248	63	147	505	963	68	1,031	(275)
Total Asia Pacific	3,913	2,897	3,177	15,680	25,667	1,297	26,964	160
Latin America
Brazil (9)	522	475	156	6,396	7,549	1,905	9,454	314
Mexico (10)	1,667	291	524	2,860	5,342	129	5,471	(33)
Chile	604	248	281	26	1,159	2	1,161	(50)
Other Latin America (8)	150	319	354	446	1,269	211	1,480	26
Total Latin America	2,943	1,333	1,315	9,728	15,319	2,247	17,566	257
Middle East and Africa
South Africa	133	2	93	920	1,148	—	1,148	(89)
Bahrain	119	8	36	970	1,133	—	1,133	934
United Arab Emirates	469	12	167	72	720	—	720	56
Other Middle East and Africa (8)	315	92	142	218	767	1	768	(19)
Total Middle East and Africa	1,036	114	438	2,180	3,768	1	3,769	882
Central and Eastern Europe
Russian Federation	116	66	273	214	669	—	669	179
Other Central and Eastern Europe (8)	141	356	289	788	1,574	32	1,606	161
Total Central and Eastern Europe	257	422	562	1,002	2,243	32	2,275	340
Total emerging market exposure	$8,149	$4,766	$5,492	$28,590	$46,997	$3,577	$50,574	$1,639
(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Asia Pacific excluding Japan, Australia and New Zealand; all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Middle East and Africa; and all countries in Central and Eastern Europe excluding Greece. There was no emerging market exposure included in the portfolio measured at fair value under the fair value option at December 31, 2009 and September 30, 2009.
(2)	Includes acceptances, standby letters of credit, commercial letters of credit and formal guarantees.
(3)	Derivative assets are reported at fair value and are reduced by the amount of cash collateral applied of $557 million and $775 million at December 31, 2009 and September 30, 2009. At December 31, 2009 and September 30, 2009, there were $616 million and $605 million of other marketable securities collateralizing derivative assets.
(4)	Generally, cross-border resale agreements are presented based on the domicile of the counterparty, consistent with Federal Financial Institutions Examination Council (FFIEC) reporting requirements. Cross-border resale agreements where the underlying securities are U.S. Treasury securities, in which case the domicile is the U.S., are excluded from this presentation.
(5)	Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting requirements.
(6)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Local funding or liabilities are subtracted from local exposures consistent with FFIEC reporting requirements. Total amount of available local liabilities funding local country exposure at December 31, 2009 was $17.6 billion compared to $18.0 billion at September 30, 2009. Local liabilities at December 31, 2009 in Asia Pacific, Latin America, and Middle East and Africa were $16.3 billion, $857 million, and $449 million, respectively, of which $8.7 billion were in Singapore, $2.1 billion in Hong Kong, $1.5 billion in both China and India, $1.3 billion in South Korea, and $734 million in Mexico. There were no other countries with available local liabilities funding local country exposure greater than $500 million.
(7)	Securities/Other Investments include an investment of $9.2 billion in China Construction Bank (CCB).
(8)	No country included in Other Asia Pacific, Other Latin America, Other Middle East and Africa, or Other Central and Eastern Europe had total foreign exposure of more than $500 million.
(9)	Securities/Other Investments include an investment of $5.4 billion in Banco Itaú Holding Financeira S.A.
(10)	Securities/Other Investments include an investment of $2.5 billion in Grupo Financiero Santander, S.A.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	38

Bank of America Corporation and Subsidiaries

Nonperforming Assets

(Dollars in millions)	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008
Residential mortgage	$16,596	$15,509	$13,615	$10,846	$7,057
Home equity	3,804	3,741	3,826	3,497	2,637
Discontinued real estate	249	207	181	129	77
Direct/Indirect consumer	86	92	57	29	26
Other consumer	104	105	93	91	91

Total consumer	20,839	19,654	17,772	14,592	9,888

Commercial - domestic (1)	4,925	4,719	4,204	3,022	2,040
Commercial real estate	7,286	6,943	6,651	5,662	3,906
Commercial lease financing	115	170	104	104	56
Commercial - foreign	177	261	250	300	290

	12,503	12,093	11,209	9,088	6,292
Small business commercial - domestic	200	167	200	224	205

Total commercial	12,703	12,260	11,409	9,312	6,497

Total nonperforming loans and leases	33,542	31,914	29,181	23,904	16,385
Foreclosed properties	2,205	1,911	1,801	1,728	1,827

Total nonperforming assets (2, 3, 4)	$35,747	$33,825	$30,982	$25,632	$18,212

Loans past due 90 days or more and still accruing (2, 4, 5, 6)	$16,845	$7,595	$6,403	$6,344	$5,414

Nonperforming assets/Total assets (7)	1.61%	1.51%	1.38%	1.11%	1.00%

Nonperforming assets/Total loans, leases and foreclosed properties (7)	3.98	3.72	3.31	2.64	1.96

Nonperforming loans and leases/Total loans and leases outstanding (7)	3.75	3.51	3.12	2.47	1.77

Allowance for credit losses:
Allowance for loan and lease losses	$37,200	$35,832	$33,785	$29,048	$23,071
Reserve for unfunded lending commitments (8)	1,487	1,567	1,992	2,102	421

Total allowance for credit losses	$38,687	$37,399	$35,777	$31,150	$23,492

Allowance for loan and lease losses/Total loans and leases outstanding (7)	4.16%	3.95%	3.61%	3.00%	2.49%

Allowance for loan and lease losses/Total nonperforming loans and leases (7)	111	112	116	122	141

Commercial utilized reservable criticized exposure (9)	$58,687	$60,059	$57,180	$48,660	$36,937

Commercial utilized reservable criticized exposure/Commercial utilized exposure (9)	14.94%	14.78%	13.53%	11.13%	8.90%

(1)	Excludes small business commercial - domestic loans.
(2)	Balances do not include loans accounted for as purchased impaired loans even though the customer may be contractually past due. Loans accounted for as purchased impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Balances do not include nonperforming loans held-for-sale of $7.3 billion, $6.2 billion, $5.9 billion, $5.0 billion and $4.1 billion at December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively.
(4)	Balances do not include loans measured at fair value under the fair value option. At December 31, 2009 and September 30, 2009, there were $15 million and $24 million of nonperforming loans measured at fair value under fair value option. At June 30, 2009, March 31, 2009 and December 31, 2008, there were no nonperforming loans measured at fair value under the fair value option. At December 31, 2009 and September 30, 2009, there were $87 million and $111 million of loans past due 90 days or more and still accruing interest measured at fair value under the fair value option. At June 30, 2009, March 31, 2009 and December 31, 2008, there were no loans past due 90 days or more and still accruing interest measured at fair value under the fair value option.
(5)	Balances do not include loans held-for-sale past due 90 days or more and still accruing interest included in other assets of $6 million, $6 million, $0, $18 million and $31 million at December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively.
(6)	Includes purchase of $9.4 billion of Government National Mortgage Association loans during the three months ended December 31, 2009.
(7)	Ratios do not include loans measured at fair value under the fair value option of $4.9 billion, $6.2 billion, $7.0 billion, $7.4 billion and $5.4 billion at December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively.
(8)	The majority of the increase from December 31, 2008 relates to the fair value of the acquired Merrill Lynch unfunded lending commitments, excluding commitments measured at fair value under the fair value option.
(9)	Criticized exposure and ratios exclude assets held-for-sale, exposure measured at fair value under the fair value option and other nonreservable exposure. Including assets held-for-sale, other nonreservable exposure and commercial loans measured at fair value, the ratios would have been 16.44 percent, 15.85 percent, 14.93 percent, 12.63 percent and 9.45 percent at December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively.

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	39

Bank of America Corporation and Subsidiaries

Nonperforming Asset Activity

(Dollars in millions)

	Fourth Quarter 2009	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008
Nonperforming Consumer Loans and Leases:
Balance, beginning of period	$19,654	$17,772	$14,592	$9,888	$6,822
Additions (1)	6,521	6,696	7,076	7,718	5,283
Paydowns and payoffs	(371)	(410)	(382)	(296)	(146)
Return to performing status (2)	(2,169)	(966)	(804)	(601)	(501)
Charge-offs (3)	(2,443)	(2,829)	(2,478)	(1,692)	(1,233)
Other	(353)	(609)	(232)	(425)	(337)

Total nonperforming consumer loans and leases, end of period	20,839	19,654	17,772	14,592	9,888
Foreclosed properties	1,428	1,298	1,330	1,356	1,506

Total nonperforming consumer assets	$22,267	$20,952	$19,102	$15,948	$11,394

Nonperforming Commercial Loans and Leases (4) :
Balance, beginning of period	$12,260	$11,409	$9,312	$6,497	$4,922
Additions (1)	3,792	4,289	4,416	4,434	3,095
Paydowns and payoffs	(1,048)	(944)	(593)	(490)	(368)
Return to performing status (2)	(220)	(94)	(92)	(55)	(35)
Charge-offs (5)	(1,448)	(1,773)	(1,429)	(976)	(896)
Other	(633)	(627)	(205)	(98)	(221)

Total nonperforming commercial loans and leases, end of period	12,703	12,260	11,409	9,312	6,497
Foreclosed properties	777	613	471	372	321

Total nonperforming commercial assets	$13,480	$12,873	$11,880	$9,684	$6,818

(1)	The first quarter of 2009 includes $465 million of nonperforming consumer loans and leases and $402 million of nonperforming commercial loans and leases acquired from Merrill Lynch.
(2)	Loans and leases may be restored to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Troubled debt restructurings are generally classified as performing after also considering the borrower’s sustained historical repayment performance for a reasonable period, generally six months.
(3)	Our policy is not to classify consumer credit card and consumer non-real estate loans and leases as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity.
(4)	Includes small business commercial – domestic activity.
(5)	Business card loans are not classified as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	40

Bank of America Corporation and Subsidiaries

Quarterly Net Charge-offs/Losses and Net Charge-off/Loss Ratios (1)

(Dollars in millions)

	Fourth Quarter 2009		Third Quarter 2009		Second Quarter 2009		First Quarter 2009		Fourth Quarter 2008
Held Basis	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$1,233	2.07%	$1,247	2.05%	$1,085	1.72%	$785	1.20%	$466	0.73%
Home equity	1,560	4.11	1,970	5.10	1,839	4.71	1,681	4.30	1,113	2.92
Discontinued real estate	14	0.38	37	0.89	35	0.76	15	0.31	19	0.36
Credit card - domestic	1,546	12.46	1,787	14.25	1,788	13.87	1,426	9.81	1,244	7.63
Credit card - foreign	395	7.22	382	7.14	276	5.88	186	4.48	162	3.75
Direct/Indirect consumer	1,288	5.17	1,451	5.76	1,475	5.90	1,249	5.03	1,054	5.03
Other consumer	114	14.20	118	14.00	99	11.93	97	11.67	124	13.79

Total consumer	6,150	4.24	6,992	4.73	6,597	4.39	5,439	3.54	4,182	2.79

Commercial - domestic (2)	637	1.36	773	1.58	536	1.03	244	0.46	255	0.50
Commercial real estate	745	4.15	873	4.67	629	3.34	455	2.56	382	2.36
Commercial lease financing	43	0.79	41	0.72	44	0.81	67	1.22	31	0.57
Commercial - foreign	162	2.30	149	2.05	122	1.54	104	1.25	129	1.63

	1,587	2.05	1,836	2.28	1,331	1.58	870	1.02	797	0.99
Small business commercial - domestic	684	15.16	796	17.45	773	16.69	633	13.47	562	11.55

Total commercial	2,271	2.78	2,632	3.09	2,104	2.37	1,503	1.68	1,359	1.59

Total net charge-offs	$8,421	3.71	$9,624	4.13	$8,701	3.64	$6,942	2.85	$5,541	2.36

By Business Segment
Deposits	$98	3.45%	$100	3.48%	$88	3.26%	$88	3.42%	$106	4.89%
Global Card Services (3)	6,617	12.82	7,536	14.02	7,096	12.91	5,406	9.60	4,623	7.88
Home Loans & Insurance	1,501	4.50	1,963	5.87	1,598	4.88	1,492	4.77	976	3.18
Global Banking	1,436	1.91	1,748	2.25	1,477	1.83	1,122	1.37	992	1.19
Global Markets	254	12.25	44	1.98	29	1.00	5	0.17	15	0.87
Global Wealth & Investment Management	211	0.84	285	1.12	172	0.68	162	0.60	145	0.65
All Other (3)	(1,696)	(4.61)	(2,052)	(5.52)	(1,759)	(4.43)	(1,333)	(3.21)	(1,316)	(3.60)

Total net charge-offs	$8,421	3.71	$9,624	4.13	$8,701	3.64	$6,942	2.85	$5,541	2.36

Supplemental managed basis data

Credit card - domestic	$4,195	12.69%	$4,816	13.92%	$4,530	12.69%	$3,421	9.20%	$2,929	7.66%
Credit card - foreign	672	8.48	661	8.41	517	7.06	373	5.47	334	4.57

Total credit card managed net losses	$4,867	11.88	$5,477	12.90	$5,047	11.73	$3,794	8.62	$3,263	7.16

(1)	Net charge-off/loss ratios are calculated as held net charge-offs or managed net losses divided by average outstanding held or managed loans and leases excluding loans measured at fair value under the fair value option during the period for each loan and lease category.
(2)	Excludes small business commercial - domestic loans.
(3)	Global Card Services is presented on a managed basis. The securitization offset is included within All Other.

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	41

Bank of America Corporation and Subsidiaries

Year-to-Date Net Charge-offs/Losses and Net Charge-off/Loss Ratios (1)

(Dollars in millions)

	Year Ended December 31
	2009		2008
Held Basis	Amount	Percent	Amount	Percent
Residential mortgage	$4,350	1.74%	$925	0.36%
Home equity	7,050	4.56	3,496	2.59
Discontinued real estate	101	0.58	16	0.15
Credit card - domestic	6,547	12.50	4,161	6.57
Credit card - foreign	1,239	6.30	551	3.34
Direct/Indirect consumer	5,463	5.46	3,114	3.77
Other consumer	428	12.94	399	10.46

Total consumer	25,178	4.22	12,662	2.21

Commercial - domestic (2)	2,190	1.09	519	0.26
Commercial real estate	2,702	3.69	887	1.41
Commercial lease financing	195	0.89	60	0.27
Commercial - foreign	537	1.76	173	0.55

	5,624	1.72	1,639	0.52
Small business commercial - domestic	2,886	15.68	1,930	9.80

Total commercial	8,510	2.47	3,569	1.07

Total net charge-offs	$33,688	3.58	$16,231	1.79

By Business Segment
Deposits	$374	3.41%	$366	4.68%
Global Card Services (3)	26,655	12.30	15,723	6.64
Home Loans & Insurance	6,554	5.02	3,104	2.94
Global Banking	5,783	1.84	2,225	0.70
Global Markets	332	3.33	31	0.22
Global Wealth & Investment Management	830	0.80	396	0.45
All Other (3)	(6,840)	(4.40)	(5,614)	(4.14)

Total net charge-offs	$33,688	3.58	$16,231	1.79

Supplemental managed basis data
Credit card - domestic	$16,962	12.07%	$10,054	6.60%
Credit card - foreign	2,223	7.43	1,328	4.17

Total credit card managed net losses	$19,185	11.25	$11,382	6.18

(1)	Net charge-off/loss ratios are calculated as held net charge-offs or managed net losses divided by average outstanding held or managed loans and leases excluding loans measured at fair value under the fair value option during the period for each loan and lease category.
(2)	Excludes small business commercial - domestic loans.
(3)	Global Card Services is presented on a managed basis. The securitization offset is included within All Other.

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	42

Bank of America Corporation and Subsidiaries

Allocation of the Allowance for Credit Losses by Product Type

(Dollars in millions)

	December 31, 2009			September 30, 2009			December 31, 2008
Allowance for loan and lease losses	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)
Residential mortgage	$4,607	12.38%	1.90%	$4,461	12.45%	1.87%	$1,382	5.99%	0.56%
Home equity	10,160	27.31	6.81	9,719	27.12	6.39	5,385	23.34	3.53
Discontinued real estate	989	2.66	6.66	1,016	2.84	6.57	658	2.85	3.29
Credit card - domestic	6,017	16.18	12.17	5,182	14.46	10.53	3,947	17.11	6.16
Credit card - foreign	1,581	4.25	7.30	1,328	3.71	6.33	742	3.22	4.33
Direct/Indirect consumer	4,227	11.36	4.35	4,811	13.43	4.89	4,341	18.81	5.20
Other consumer	204	0.55	6.53	205	0.57	6.27	203	0.88	5.87

Total consumer	27,785	74.69	4.81	26,722	74.58	4.62	16,658	72.20	2.83

Commercial - domestic (2)	5,152	13.85	2.59	5,385	15.03	2.59	4,339	18.81	1.98
Commercial real estate	3,567	9.59	5.14	3,007	8.39	4.14	1,465	6.35	2.26
Commercial lease financing	291	0.78	1.31	255	0.71	1.16	223	0.97	1.00
Commercial - foreign	405	1.09	1.50	463	1.29	1.68	386	1.67	1.25

Total commercial (3)	9,415	25.31	2.96	9,110	25.42	2.76	6,413	27.80	1.90

Allowance for loan and lease losses	37,200	100.00%	4.16	35,832	100.00%	3.95	23,071	100.00%	2.49

Reserve for unfunded lending commitments (4)	1,487			1,567			421

Allowance for credit losses	$38,687			$37,399			$23,492

(1)	Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans measured at fair value under the fair value option for each loan and lease category. Loans measured at fair value include commercial - domestic loans of $3.0 billion, $4.0 billion and $3.5 billion, commercial - foreign loans of $1.9 billion, $2.1 billion and $1.7 billion, and commercial real estate loans of $90 million, $98 million and $203 million at December 31, 2009, September 30, 2009 and December 31, 2008.
(2)	Includes allowance for small business commercial - domestic loans of $2.4 billion, $2.7 billion and $2.4 billion at December 31, 2009, September 30, 2009 and December 31, 2008.
(3)	Includes allowance for loan and lease losses for impaired commercial loans of $1.2 billion, $1.3 billion and $691 million at December 31, 2009, September 30, 2009 and December 31, 2008.
(4)	Amounts for the periods beginning January 1, 2009 include the Merrill Lynch acquisition. The majority of the increase from December 31, 2008 relates to the fair value of the acquired Merrill Lynch unfunded lending commitments, excluding commitments accounted for under fair value option.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	43

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries

Global Card Services - Reconciliation

(Dollars in millions)

	Year Ended December 31, 2009			Year Ended December 31, 2008			Fourth Quarter 2009
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$20,264	$(9,250)	$11,014	$19,589	$(8,701)	$10,888	$4,953	$(2,226)	$2,727
Noninterest income:
Card income	8,555	(2,034)	6,521	10,033	2,250	12,283	2,093	(679)	1,414
All other income	523	(115)	408	1,598	(219)	1,379	115	(21)	94

Total noninterest income	9,078	(2,149)	6,929	11,631	2,031	13,662	2,208	(700)	1,508

Total revenue, net of interest expense	29,342	(11,399)	17,943	31,220	(6,670)	24,550	7,161	(2,926)	4,235

Provision for credit losses	30,081	(11,399)	18,682	20,164	(6,670)	13,494	6,924	(2,926)	3,998
Noninterest expense	7,961	—	7,961	9,160	—	9,160	1,936	—	1,936

Income (loss) before income taxes	(8,700)	—	(8,700)	1,896	—	1,896	(1,699)	—	(1,699)
Income tax expense (benefit) (3)	(3,145)	—	(3,145)	662	—	662	(671)	—	(671)

Net income (loss)	$(5,555)	$—	$(5,555)	$1,234	$—	$1,234	$(1,028)	$—	$(1,028)

Balance sheet
Average - total loans and leases	$216,654	$(98,453)	$118,201	$236,714	$(104,401)	$132,313	$204,748	$(91,705)	$113,043
Period end - total loans and leases	201,230	(89,715)	111,515	233,040	(100,960)	132,080	201,230	(89,715)	111,515

	Third Quarter 2009			Second Quarter 2009			First Quarter 2009
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$4,995	$(2,275)	$2,720	$5,051	$(2,358)	$2,693	$5,265	$(2,391)	$2,874
Noninterest income:
Card income	2,183	(1,007)	1,176	2,164	(592)	1,572	2,115	244	2,359
All other income	149	(26)	123	124	(33)	91	135	(35)	100

Total noninterest income	2,332	(1,033)	1,299	2,288	(625)	1,663	2,250	209	2,459

Total revenue, net of interest expense	7,327	(3,308)	4,019	7,339	(2,983)	4,356	7,515	(2,182)	5,333

Provision for credit losses	6,975	(3,308)	3,667	7,741	(2,983)	4,758	8,441	(2,182)	6,259
Noninterest expense	1,969	—	1,969	1,977	—	1,977	2,079	—	2,079

Loss before income taxes	(1,617)	—	(1,617)	(2,379)	—	(2,379)	(3,005)	—	(3,005)
Income tax benefit (3)	(581)	—	(581)	(762)	—	(762)	(1,131)	—	(1,131)

Net loss	$(1,036)	$—	$(1,036)	$(1,617)	$—	$(1,617)	$(1,874)	$—	$(1,874)

Balance sheet
Average - total loans and leases	$213,340	$(97,520)	$115,820	$220,365	$(102,046)	$118,319	$228,461	$(102,672)	$125,789
Period end - total loans and leases	207,727	(94,328)	113,399	215,904	(100,438)	115,466	221,984	(105,392)	116,592

	Fourth Quarter 2008
	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$5,310	$(2,299)	$3,011
Noninterest income:
Card income	2,469	482	2,951
All other income	239	(40)	199

Total noninterest income	2,708	442	3,150

Total revenue, net of interest expense	8,018	(1,857)	6,161

Provision for credit losses	5,851	(1,857)	3,994
Noninterest expense	2,179	—	2,179

Loss before income taxes	(12)	—	(12)
Income tax benefit (3)	(3)	—	(3)

Net loss	$(9)	$—	$(9)

Balance sheet
Average - total loans and leases	$233,427	$(99,116)	$134,311
Period end - total loans and leases	233,040	(100,960)	132,080

(1)	Provision for credit losses represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.
(2)	The securitization impact on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

The Corporation reports Global Card Services’ results on a managed basis which is consistent with the way that management evaluates the results of Global Card Services. Managed basis assumes that securitized loans were not sold and presents earnings on these loans in a manner similar to the way loans that have not been sold (i.e., held loans) are presented. Loan securitization is an alternative funding process that is used by the Corporation to diversify funding sources. Loan securitization removes loans from the Consolidated Balance Sheet through the sale of loans to an off-balance sheet qualified special purpose entity which is excluded from the Corporation’s Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States (GAAP).

The performance of the managed portfolio is important in understanding Global Card Services’ results as it demonstrates the results of the entire portfolio serviced by the business. Securitized loans continue to be serviced by the business and are subject to the same underwriting standards and ongoing monitoring as held loans. In addition, excess servicing income is exposed to similar credit risk and repricing of interest rates as held loans. Global Card Services’ managed income statement line items differ from a held basis reported as follows:

•

Managed net interest income includes Global Card Services’ net interest income on held loans and interest income on the securitized loans less the internal funds transfer pricing allocation related to securitized loans.

•

Managed noninterest income includes Global Card Services’ noninterest income on a held basis less the reclassification of certain components of card income (e.g., excess servicing income) to record securitized net interest income and provision for credit losses. Noninterest income, both on a held and managed basis, also includes the impact of adjustments to the interest-only strips that are recorded in card income as management continues to manage this impact within Global Card Services.

•	Provision for credit losses represents the provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	44

Exhibit A: Non-GAAP Reconciliations - continued

Bank of America Corporation and Subsidiaries

All Other - Reconciliation

(Dollars in millions)

	Year Ended December 31, 2009			Year Ended December 31, 2008			Fourth Quarter 2009
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(6,922)	$9,250	$2,328	$(8,019)	$8,701	$682	$(1,559)	$2,226	$667
Noninterest income:
Card income (loss)	(895)	2,034	1,139	2,164	(2,250)	(86)	(431)	679	248
Equity investment income	9,020	—	9,020	265	—	265	829	—	829
Gains on sales of debt securities	4,440	—	4,440	1,133	—	1,133	856	—	856
All other income (loss)	(6,735)	115	(6,620)	(711)	219	(492)	(2,567)	21	(2,546)

Total noninterest income	5,830	2,149	7,979	2,851	(2,031)	820	(1,313)	700	(613)

Total revenue, net of interest expense	(1,092)	11,399	10,307	(5,168)	6,670	1,502	(2,872)	2,926	54

Provision for credit losses	(3,431)	11,399	7,968	(3,769)	6,670	2,901	(1,523)	2,926	1,403
Merger and restructuring charges	2,721	—	2,721	935	—	935	533	—	533
All other noninterest expense	1,997	—	1,997	189	—	189	560	—	560

Loss before income taxes	(2,379)	—	(2,379)	(2,523)	—	(2,523)	(2,442)	—	(2,442)
Income tax benefit (3)	(2,857)	—	(2,857)	(1,283)	—	(1,283)	(895)	—	(895)

Net income (loss)	$478	$—	$478	$(1,240)	$—	$(1,240)	$(1,547)	$—	$(1,547)

Balance sheet
Average - total loans and leases	$155,561	$98,453	$254,014	$135,789	$104,401	$240,190	$146,185	$91,705	$237,890
Period end - total loans and leases	152,944	89,715	242,659	136,163	100,960	237,123	152,944	89,715	242,659

	Third Quarter 2009			Second Quarter 2009			First Quarter 2009
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(1,815)	$2,275	$460	$(1,626)	$2,358	$732	$(1,922)	$2,391	$469
Noninterest income:
Card income (loss)	(720)	1,007	287	(278)	592	314	534	(244)	290
Equity investment income	886	—	886	5,979	—	5,979	1,326	—	1,326
Gains on sales of debt securities	1,441	—	1,441	672	—	672	1,471	—	1,471
All other income (loss)	(2,371)	26	(2,345)	(4,337)	33	(4,304)	2,540	35	2,575

Total noninterest income	(764)	1,033	269	2,036	625	2,661	5,871	(209)	5,662

Total revenue, net of interest expense	(2,579)	3,308	729	410	2,983	3,393	3,949	2,182	6,131

Provision for credit losses	(1,221)	3,308	2,087	(10)	2,983	2,973	(677)	2,182	1,505
Merger and restructuring charges	594	—	594	829	—	829	765	—	765
All other noninterest expense	611	—	611	593	—	593	233	—	233

Income (loss) before income taxes	(2,563)	—	(2,563)	(1,002)	—	(1,002)	3,628	—	3,628
Income tax expense (benefit) (3)	(963)	—	(963)	(1,740)	—	(1,740)	741	—	741

Net income (loss)	$(1,600)	$—	$(1,600)	$738	$—	$738	$2,887	$—	$2,887

Balance sheet
Average - total loans and leases	$147,666	$97,520	$245,186	$159,144	$102,046	$261,190	$169,593	$102,672	$272,265
Period end - total loans and leases	145,856	94,328	240,184	153,010	100,438	253,448	165,535	105,392	270,927

	Fourth Quarter 2008
	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(1,875)	$2,299	$424
Noninterest income:
Card income (loss)	368	(482)	(114)
Equity investment loss	(388)	—	(388)
Gains on sales of debt securities	783	—	783
All other income (loss)	(331)	40	(291)

Total noninterest income	432	(442)	(10)

Total revenue, net of interest expense	(1,443)	1,857	414

Provision for credit losses	(613)	1,857	1,244
Merger and restructuring charges	306	—	306
All other noninterest expense	142	—	142

Loss before income taxes	(1,278)	—	(1,278)
Income tax benefit (3)	(748)	—	(748)

Net loss	$(530)	$—	$(530)

Balance sheet
Average - total loans and leases	$145,241	$99,116	$244,357
Period end - total loans and leases	$136,163	100,960	237,123

(1)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Card Services securitization offset.
(2)	The securitization offset on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	45

Appendix: Selected Slides from the

Fourth Quarter 2009 Earnings Release Presentation

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	46

Home Loan Modification Efforts

Through HAMP (Home Affordable Modification Program) and non-HAMP government programs in 2009, Bank of America provided home ownership retention opportunities to more than 450,000 customers. In addition, 230,000 modifications were completed in 2008.

Bank of America has dedicated 15,000 associates to assisting customers with home ownership retention

Approximately 260,000 modifications completed in 2009 through rate modifications, rate extensions, payment extensions as well as principal reductions and forebearance.

Trial modifications of more than 200,000 loans started since initiation of MHA program

MHA qualifications reduce customer eligibility as requirements include owner occupancy, employment and debt to income ratio of 31%.

More than 60% of trial modifications have made 3 or more consecutive payments

More than 20,000 have completed the underwriting phase and are in final steps of a completed modification

Nearly 3,200 have converted to a completed modification

Still awaiting verification documents from customers to complete underwriting

Outreach efforts include phone, mail and door-to-door contacts to encourage customers to complete the modification program

Key Capital Markets Risk Exposures – 4Q09

Super Senior CDO Related

Total exposure reduced $1.3 billion to $3.6 billion at 12/31/09

Nearly 40% of exposure is hedged

4Q09 markdown of $42 million excluding monoline insurance

Credit Default Swaps with Monoline Financial Guarantors

Super senior CDO net MTM of receivable $960 million

4Q09 writedowns of $123 million

Other positions net MTM of receivable $4.1 billion

4Q09 valuation gain of $55 million

Leveraged Loans

Funded legacy commitments carried at $1.7 billion or 37% of gross value

Exposure decreased 29% from 3Q09

4Q09 markdown of $61 million

Commercial Mortgage

Total commitments carried at $5.3 billion with $5.1 billion funded

$4.2 billion of acquisition related large floating rate loan exposure at approximately 62% of gross value

4Q09 markdown of $632 million primarily floating rate positions

4Q09 writeoff of $214 million on equity positions from acquisition related exposures

Asset Quality

Although global economies remain weak, stabilizing factors continue and net losses declined in almost every portfolio

Consumer credit loss reductions reflected flow through of improved early stage delinquencies earlier in the year primarily in the unsecured lending portfolios with some stabilization in consumer real estate

The impacts of the weak economy on commercial asset quality moderated somewhat in 4Q09

Card managed losses declined and look to improve in 2010, but are expected to remain elevated

Managed losses decreased $1.6 billion or 12% from 3Q09 to $11.3 billion

Held net charge-offs decreased $1.2 billion, or 13% to $8.4 billion from 3Q09

Although reserve additions continued, the addition was $1.7 billion in 4Q09 versus $2.1 billion in 3Q09

– Reserve additions (in billions)

– Reserve reductions (in billions)

o $ .8—change to 12 month reserve coverage in card

o $ .5—consumer lending

o $ .6—commercial real estate

o $ ..3—small business

o $ .6—maturing card securitizations

o $ .3—consumer credit card

o $ .5—purchased impaired CFC loans

o $ ..1—dealer finance

o $ .3—consumer real estate

30+ past due performing delinquencies increased as a result of repurchasing $9.7 billion of government guaranteed loans, of which $9.4 billion were 30+ delinquent – Excluding the repurchases, consumer 30+ past due performing delinquencies declined $710 million or 3% from 3Q09

Nonperforming loans rose, but at a declining rate for the third consecutive quarter

Reservable criticized exposure declined $1.4 billion marking the first decline since 4Q06

($ in millions) 4Q09 3Q09 Change from 3Q09

Consumer Commercial Total Consumer Commercial Total Consumer Commercial Total

Loan allowance $ 27,785 $ 9,415 $ 37,200 $ 26,722 $ 9,110 $ 35,832 $ 1,063 $ 305 $ 1,368

Loans and leases 1 577,564 317,628 895,192 578,256 329,813 908,069 (692) (12,185) (12,877)

Allowance to loans ratio 4.81% 2.96% 4.16% 4.62% 2.76% 3.95% 0.19% 0.20% 0.21%

Net charge-offs $ 6,150 $ 2,271 $ 8,421 $ 6,992 $ 2,632 $ 9,624 $ (842) $ (361) $ (1,203)

Net charge-off ratio 4.24% 2.78% 3.71% 4.73% 3.09% 4.13% -0.49% -0.31% -0.42%

Nonperforming loans $ 20,839 $ 12,703 $ 33,542 $ 19,654 $ 12,260 $ 31,914 $ 1,185 $ 443 $ 1,628

Allowance to NPLs 133% 74% 111% 136% 74% 112% -3% 0% -1%

1	Excludes loans measured at fair value

Provision Expense Highlights 1

“Core” 2 consumer reserving in 4Q09 driven by increase in reserve coverage in consumer credit card to 12 months as well as reserves for maturing securitizations.

Driven by additional write-downs on Countrywide purchased impaired loans reflecting further deterioration as well as reassessments of modification benefits

“Core” commercial reserve addition reflects continued deterioration in non-homebuilder commercial real estate properties

($ in billions)

4Q09 3Q09 Inc. (Dec.)

Consumer

Net charge-offs $ 6.1 $ 7.0 $ (0.8)

“Core” reserve addition 0.8 0.1 0.7

Purchased impaired loan reserve addition 0.5 1.4 (0.9)

Consumer provision expense 7.4 8.5 (1.1)

Commercial

Small business

Net charge-offs $ 0.7 $ 0.8 $ (0.1)

“Core” reserve reduction (0.3) (0.1) (0.1)

Small business provision expense 0.4 0.7 (0.2)

Commercial and commercial real estate

Net charge-offs $ 1.6 $ 1.8 $ (0.2)

“Core” reserve addition 0.6 0.7 (0.1)

Commercial and CRE provision expense 2.2 2.6 (0.4)

Total Commercial provision expense 2.6 3.2 (0.6)

Reserve for unfunded loans 0.1 0.0 0.1

Total Corporation

Net charge-offs 8.4 9.6 (1.2)

Reserve addition, net 1.7 2.1 (0.4)

Total provision expense $ 10.1 $ 11.7 $ (1.6)

Securitized losses 2.9 3.3 (0.4)

Total managed credit costs $ 13.0 $ 15.0 $ (2.0)

1	Amounts may not total due to rounding
2	“Core” represents loans excluding purchased impaired loans

Consumer Credit Card Asset Quality

Consumer Credit Card

4Q09

($ in mil, loans in bil) 4Q09 vs. 3Q09 3Q09 2Q09 1Q09 4Q08

Loans EOP $ 160.8 $ (3.7) $ 164.5 $ 1698. $ 173. 4 $ 182.2

Net losses, managed 4,867 (610) 5,477 5,047 3,794 3,263

30+ past due 11,560 (541) 12,101 12,969 13,611 12,168

Net losses % 11.9% (102) bps 12.9% 11.7% 8.6% 7.2%

30+ past due % 7.2% (16) bps 7.4% 7.6% 7.9% 6.7%

Consumer Credit Card – Managed Basis 1

Ending loans of $160.8 billion declined $3.7 billion or 2% from 3Q09 from charge-offs and higher payment rates partially offset by seasonal retail volume

Net losses decreased $610 million to $4.9 billion and the loss ratio declined 102 basis points to 11.88%

U.S. credit card portfolio refreshed FICO of 693 while originated average FICO was 773 in 4Q09

California and Florida represent 24% of Domestic Card balances but 34% of managed losses

30+ delinquencies decreased $541 million, or 16 basis points to 7.19% of loans

90+ delinquencies increased $14 million, or 10 basis point to 3.86% of loans

1	Credit Card includes U.S., Europe and Canada consumer credit card EOP = end of period

Residential Mortgage Asset Quality 1

Residential Mortgage

4Q09

($ in mil, loans in bil) 4Q09 vs. 3Q09 3Q09 2Q09 1Q09 4Q08

Loans EOP $ 242.1 $ 3.2 $ 238.9 $ 246.0 $ 261.6 $ 248.1

Net charge-offs 1,233 (14) 1,247 1,085 785 466

30+ past due 19,360 9,905 9,455 7,533 7,926 7,927

Net charge-off % 2.1% 2 bps 2.1% 1.7% 1.2% 0.7%

30+ past due % 8.0% 404 bps 4.0% 3.1% 3.0% 3.2%

4Q09 net charge -offs include $110 million impact for refinements in the valuation processes. 3Q09 net charge -offs include $152 million associated with a revision of our estimate of the impact the REO process has on net realizable value.

4Q09 30+ delinquencies include $9.4 billion in 4Q09 repurchases of delinquent government insured loans from securitizations. 3Q09 included $1.8 billion of repurchases. Excluding these repurchases 30+ delinquencies reflect continued stabilization.

Residential Mortgage

Net charge-offs decreased $14 million to $1.2 billion but the loss ratio increased 2 basis points to 2.07%

Loans with >90% RLTV represent 37% of the portfolio reflecting home price deterioration

CA and FL represented 43% of the portfolio but 54% of losses

CRA portfolio still drove a disproportionate share of losses (6% of loans with 20% of losses)

Allowance of $4.6 billion increased $146 million and covers 1.90% of loans

65% of the TDRs completed in the first nine months of 2009 are either in performing status or if not, are up-to-date on payments under the modified terms but still classified as non-performing until they meet the criteria for being returned to performing status

Nonperforming assets increased $1.2 billion from 3Q09 to $17.7 billion

61% of NPAs are greater than 180 days past due and are carried at appraised value

Nonperforming TDRs increased $13 million and comprise 17% of residential mortgage NPAs

About 59% of the 4Q09 nonperforming residential mortgage modifications were performing at time of reclassification into TDR

30+ performing past dues increased $9.9 billion compared to 3Q09 and the ratio rose 404 bps to 8.00% of loans driven by repurchases of delinquent government insured or guaranteed loans from securitizations

Excluding repurchases of performing government guaranteed loans in the past two quarters, delinquencies have been relatively stable

Discontinued Real Estate is not included EOP = end of period

Home Equity Asset Quality 1

Home Equity

4Q09

($ in mil, loans in bil) 4Q09 vs. 3Q09 3Q09 2Q09 1Q09 4Q08

Loans EOP $ 149.1 $ (2.9) $152. 0 $ 155.1 $157.6 $152.5

Net charge-offs 1,560 (410) 1,970 1,839 1,681 1,113

30+ past due 2,185 — 2,185 2,001 2,647 2,661

Net charge-off % 4.1% (99) bps 5.1% 4.7% 4.3% 2.9%

30+ past due % 1.5% 3 bps 1.4% 1.3% 1.7% 1.8%

3Q09 net charge -offs included acceleration of $223 million due to an adjustment for the protracted nature of collections under some insurance contracts. Excluding this charge net charge -offs declined $187 million and the 4Q09 loss rate would have declined 41 bps.

Home Equity

Net charge-offs decreased $410 million to $1.6 billion and the loss ratio declined 99 basis points to 4.11%

4Q09 reflects continued stabilization in second lien loans

Loans with >90% RCLTV2 represent 44% of portfolio reflecting continued home price pressure

CA and FL represent 41% of the portfolio but 58% of losses

Allowance of $10.2 billion covers 6.81% of loans (5.29% excluding purchased impaired loans)

– Increase in the 4th quarter was mainly due to a reserve increase in the purchased impaired portfolio

83% of the TDRs completed in the first nine months of 2009 are either in performing status or if not, are up-to-date on payments under the modified terms but still classified as non-performing until they meet the criteria for being returned to performing status

Nonperforming assets increased $46 million from 3Q09 to $3.9 billion and now represent 2.60% of loans and foreclosed properties

20% of NPAs are greater than 180 days past due and are carried at appraised value

Nonperforming TDRs increased $55 million and comprise 44% of home equity NPAs

Approximately 81% of the 4Q09 nonperforming home equity modifications were performing at time of reclassification into TDR

30+ performing delinquencies stayed flat at $2.2 billion, but increased 3 bps to 1.47 % compared to 3Q09

Discontinued Real Estate is not included

RCLTV = Refreshed combined loan to value

EOP = end of period

Direct/Indirect

Consumer Lending (Included in Direct/Indirect)

4Q09

($ in mil, loans in bil) 4Q09 vs. 3Q09 3Q09 2Q09 1Q09 4Q08

Loans EOP $ 19.7 $ (2.2) $ 21. 9 $ 24. 2 $ 26.6 $ 28.2

Net charge-offs 1,003 (184) 1,187 1,208 921 746

30+ past due 2,051 (156) 2,207 2,405 2,687 2,449

Net charge-off % 19.0% (127) bps 20.3% 18.9% 13.5% 10.4%

30+ past due % 10.4% 32 bps 10.1% 9.9% 10.1% 8.7%

Direct/Indirect

4Q09

($ in mil, loans in bil) 4Q09 vs. 3Q09 3Q09 2Q09 1Q09 4Q08

Loans EOP $ 97.2 $ (1.2) $ 98.4 $ 99.2 $ 99.7 4$ 83.

Net charge-offs 1,288 (163) 1,451 1,475 1,249 1,054

30+ past due 3,708 (237) 3,945 4,019 4,145 3,980

Net charge-off % 5.2% (59) bps 5.8% 5.9% 5.0% 5.0%

30+ past due % 3.8% (20) bps 4.0% 4.1% 4.2% 4.8%

Consumer Lending (part of Direct/Indirect)

Direct/Indirect Loans

Consumer Lending portfolio of $19.7 billion had reduced losses of $184 million with a 4Q09 loss rate of 19%

Allowance of $3.3 billion covers 16.68% of loans

30+ delinquencies declined $156 million, but increased 32 basis points to 10.39% due to lower portfolio balance

90+ delinquencies declined $20 million, but increased 47 basis points to 5.69% due to lower portfolio balance

Net charge-offs decreased $163 million to $1.3 billion driven by a decrease in Consumer Lending; the loss ratio decreased 59 bps to 5.17%

Allowance of $4.2 billion covers 4.35% of loans

Dealer Finance portfolio1of $41.6 billion had an increase of 22 basis points in loss rate to 2.07%, reflecting normal seasonality

Dealer Finance portfolio1 30+ delinquencies decreased $22 million, or 7 basis points to 2.66% of loans

Losses in the auto portfolio were relatively flat to 3Q09 reflecting stabilization

1	Includes auto and marine/recreational vehicle originations, and auto purchased loan portfolios EOP = end of period

Countrywide Purchased Impaired Loan Portfolio 1

($ in millions) Total CFC Residential Home Discontinued

Impaired Mortgage Equity Real Estate

Charge-offs

3Q08 1,517 177 648 692

4Q08 1,643 199 722 722

1Q09 2,090 261 890 939

2Q09 2,275 305 964 1,006

3Q09 1,806 243 866 697

4Q09 1,357 138 757 462

Total recurring 10,688 1,323 4,847 4,518

Other adjustments

3Q08 Conforming accounting adjustments 464 59 120 285

3Q09 REO net realizable value adj. 379 106 — 273

4Q09 Adjust pool level charge-offs (496) (134) (3) (359)

Total Other 347 31 117 199

Total charge-offs 11,035 1,354 4,964 4,717

Carrying Value 2 12/31/09 2 $ 38,030

Remaining purchase accounting mark (487)

Additional allowance 3 (3,875)

Book value net of allowance $ 33,668

4Q09 includes an increase in the allowance through provision of $537 million compared to $1.3 billion in 3Q09

Recurring charge-offs peaked and are trending down

$487 million in remaining purchase accounting marks and the additional reserves of $3.9 billion leaves a total of $4.4 billion for purchased impaired loans from the Countrywide acquisition

Loss estimates increased due to further deterioration as well as reassessing modification benefits to reflect experience partially offset by improvements in the home price forecast

Remaining mark and allowance of $4.4 billion coupled with the charge-offs reflect a 30% reduction on the original unpaid principal balance (UPB)

Loans with $31 billion of UPB in the purchased impaired portfolio have experienced no charge-offs and over $25 billion of this amount is current

Of the roughly $6 billion loans that are noncurrent, but have had no charge-offs, approximately one third are early stage delinquent

The loans that have experienced charge-offs are carried at net realizable value of approximately $7 billion

Charge-offs shown do not flow through GAAP charge-offs as they were considered as part of the original purchase accounting and are broken out by original product classifications even if loans were modified into another product type

The original credit mark taken on the acquired Countrywide purchased impaired loans was $11.9 billion and has been reduced by charge-offs and TDRs removed from the impaired portfolio

Additional allowance was established through provision expense in 4Q08 of $750 million, 1Q09 of $853 million, 2Q09 $621 million , $1.3 billion in 3Q09 and $537 million in 4Q09

Consumer Asset Quality Key Indicators

($ in millions) Residential Mortgage Home Equity Discontinued Real Estate

4Q09 3Q09 4Q09 3Q09 4Q09 3Q09

Excluding Excluding Excluding Excluding Excluding Excluding

Purchased Purchased Purchased Purchased Purchased Purchased

Impaired Loan As Impaired Loan Impaired Loan As Impaired Loan As Reported Impaired Loan As Impaired Loan

As Reported Portfolio 1 Reported Portfolio 1 As Reported Portfolio 1 Reported Portfolio 1 Portfolio 1 Portfolio 1 Reported

Loans EOP $ 242,129 $231,052 $ 238,921 $ 227,742 $ 149,126 $ 135,912 $ 152,039 $138,427 $ 14,854 $ 1,604 $ 15,460 $ 1,570

Loans Avg 236,883 225,758 241,924 231,214 150,704 137,295 153,269 139,698 15,152 1,685 16,570 1,902

Net losses $ 1,233 $1,233 $ 1,247 $ 1,247 $ 1,560 $ 1,560 $ 1,970 $1,970 $ 14 $ 14 $ 37 $ 37

% of avg loans 2 2.07% 2.17% 2.05% 2.14% 4.11% 4.51% 5.10% 5.60% 0.38% 3.30% 0.89% 7.72%

Allowance for loan losses $ 4,607 $4,605 $ 4,461 $ 4,459 $ 10,160 $ 7,189 $ 9,719 $ 7,085 $ 989 $ 87 $ 1,016 $ 116

% of Loans 1.90% 1.99% 1.87% 1.96% 6.81% 5.29% 6.39% 5.12% 6.66% 5.42% 6.57% 7.39%

Avg. refreshed (C)LTV 3 84 86 89 95 93 92

90%+ refreshed (C)LTV 3 37% 38% 44% 50% 25% 23%

Avg. refreshed FICO 706 719 714 712 625 631

% below 620 FICO 16% 14% 13% 12% 39% 34%

Excludes the purchased impaired loan portfolio acquired from Countrywide

Adjusting for the $110 million impact for refinements in valuation processes reported 4Q09 residential mortgage loss rate would have been 1.88%. Adjusting for the $152 million impact of revising our estimate of the impact the REO process has on net realizable value, the 3Q09 reported loss rate in residential mortgage would have been 1.80%. Adjusting for the acceleration of $223 million due to an adjustment for the protracted nature of collections under some insurance contracts, reported 3Q09 home equity losses would been 4.52%

Loan to value (LTV) calculations apply to the residential mortgage and discontinued real estate portfolio. Combined loan to value (CLTV) calculations apply to the home equity portfolio

EOP = end of period

Consumer Asset Quality Key Indicators (cont’d)

($ in millions) Total Managed

Credit Card Other 1 Consumer

Held Managed

4Q09 3Q09 4Q09 3Q09 4Q09 3Q09 4Q09 3Q09

Loans EOP $ 71,109 $ 70,206 $160,824 $164,534 $100,346 $101,630 $667,279 $672,584

Loans Avg 70,893 70,940 162,598 168,460 102,115 103,343 667,452 683,566

Net losses $ 1,941 $ 2,169 $ 4,867 $ 5,477 $ 1,402 $ 1,569 $ 9,076 $ 10,300

% of avg loans 10.86% 12.13% 11.88% 12.90% 5.45% 6.02% 5.40% 5.98%

Allowance for loan losses $ 7,598 $ 6,510 $ 4,431 $ 5,016 $ 27,785 $ 26,722

% of Loans 10.68% 9.27% 4.42% 4.93% 4.81% 2 4.62% 2

The average refreshed FICO for the U.S. Credit Card portfolio was 693 at 4Q09 compared to 692 at 3Q09

The percentage below 620 FICO was 16% at 4Q09 vs. 17% in 3Q09

1	Other primarily consists of the Consumer Lending and Dealer Financial Services portfolios
2	Calculated as a percentage of held loans

EOP = end of period

Commercial Asset Quality Key Indicators 1

($ in millions) Commercial Lease

Commercial 2 Commercial Real Estate Small Business Financing Total Commercial

4Q09 3Q09 4Q09 3Q09 4Q09 3Q09 4Q09 3Q09 4Q09 3Q09

Loans EOP $ 208,456 $ 217,303 $ 69,447 $ 72,662 $ 17,526 $ 17,938 $ 22,199 $ 21,910 $ 317,628 $ 329,813

Loans Avg $ 213,715 223,068 71,260 74,170 17,884 18,095 21,769 22,068 324,628 337,401

Net charge-offs $ 799 $ 922 $ 745 $ 873 $ 684 $ 796 $ 43 $ 41 $ 2,271 $ 2,632

% of avg loans 1.48% 1.64% 4.15% 4.67% 15.16% 17.45% 0.79% 0.72% 2.78% 3.09%

90+ DPD Performing 3 $ 280 $ 254 $ 80 $ 196 $ 624 $ 700 $ 32 $ 25 $ 1,016 $ 1,175

% of Loans 0.13% 0.12% 0.11% 0.27% 3.56% 3.90% 0.15% 0.11% 0.32% 0.36%

Nonperforming loans 3 $ 5,102 $ 4,980 $ 7,286 $ 6,943 $ 200 $ 167 $ 115 $ 170 $ 12,703 $ 12,260

% of Loans 2.45% 2.29% 10.49% 9.55% 1.14% 0.93% 0.52% 0.78% 4.00% 3.72%

Allowance for loan losses $ 3,141 $ 3,153 $ 3,567 $ 3,007 $ 2,416 $ 2,695 $ 291 $ 255 $ 9,415 $ 9,110

% of Loans 1.51% 1.45% 5.14% 4.14% 13.79% 15.02% 1.31% 1.16% 2.96% 2.76%

Reservable Criticized

Utilized Exposure 3,4 $ 30,865 $ 33,561 $ 23,804 $ 22,910 $ 1,789 $ 1,651 $ 2,229 $ 1,937 $ 58,687 $ 60,059

% of Total Exposure 11.06% 11.62% 32.13% 29.49% 10.18% 9.18% 10.04% 8.84% 14.94% 14.78%

1	Does not include certain commercial loans measured at fair value under the fair value option
2	Includes commercial domestic and commercial foreign
3	Excludes the Merrill Lynch purchased impaired loan portfolio
4	Excludes derivatives, foreclosed property, assets held for sale and FVO loans

EOP = end of period

Commercial Real Estate – Balances & Losses

CRE Loan Balance Mix: 4Q09
Total Homebuilder 10%
Multi-Family Rentals 16%
Office 18%
Retail 14%
Industrial/Warehouse 8%
Mutli-Use 9%
Commercial Land (ex. Homebuilder) 5%
Hotels/Motels 10%
Other 10%

CRE Net Credit Losses
NCL Balances (Millions)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
NCL Ratio
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
11.3%
1.0%
$455
15.6%
1.5%
$629
16.8%
3.0%
$873
14.3%
2.9%
$745
1Q09
2Q09
3Q09
4Q09
Total Homebuilder
Total Non Homebuilder
Total CRE Product

CRE Net Loss Mix: 4Q09
Industrial/Warehouse 3%
Mutli-Use 8%
Commercial Land (ex. Homebuilder) 8%
Hotels/Motels 0%
Other 5%
Total Homebuilder 37%
Multi-Family Rentals 6%
Office 13%
Retail 19%

Commercial Real Estate – Balances & Losses

Commercial Real Estate loans and lease balances are $69.5 billion, down $3.2 billion from 3Q09.

Homebuilder balances declined by $1.2 billion in 4Q09.

Non-Homebuilder portfolio is well diversified with no single property type in excess of 20% of balances.

Balance decline spread across all domestic regions.

Losses declined $128 million in 4Q09

Homebuilder losses declined by $97 million

Non-Homebuilder losses down by $31 million

Florida accounted for 53% of the decline in losses, California losses increased 12%.

Commercial Real Estate – Credit Indicators

CRE Reservable Criticized Balances
Reservable Criticized Balances ($Millions)
Res Crit Ratio
$25,000
$20,000
$15,000
$10,000
$5,000
$0
80%
70%
60%
50%
40%
30%
20%
10%
0%
70.6%
73.4%
74.3%
74.4%
$17,553
$21,166
$22,910
$23,804
14.0%
19.7%
23.6%
27.3%
1Q09
2Q09
3Q09
4Q09
Total Homebuilder
Total Non Homebuilder
Total CRE Product

CRE Nonperforming Assets
NPA Balances ($Millions)
NPA Ratio
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
34.8%
38.0%
39.6%
42.2%
$6,035
$7,122
$7,557
$8,063
3.5%
5.2%
6.3%
7.7%
1Q09
2Q09
3Q09
4Q09
Total Homebuilder
Total Non Homebuilder
Total CRE Product

Commercial Real Estate – Credit Indicators

Reservable Criticized balances increased $894 million in 4Q09 vs. $1.7 billion in 3Q09.

Homebuilder reported a decline of $1 billion, driven by lower utilization levels.

Non-Homebuilder increased by $1.9 billion: Office, Multifamily Rentals, and Hotels accounted for 80% of Non-Homebuilder growth.

Nonperforming Assets increased $506 million in 4Q09 vs. $435 million in 3Q09.

Homebuilder reported a decline of $250 million.

Non-Homebuilder increased by $757 million: Retail, Commercial Land, Multifamily Rentals, and Multi-use accounted for 90% of Non-Homebuilder growth.

Net Interest Income Analysis

Core net interest income increased $140 million on

managed basis

Drivers include lower credit related costs, higher deposit balances and higher discretionary balances

Offset by lower loan balances

Market-based NII declined $90 million due to spread compression and continued reductions in asset levels

Managed core average earning assets decreased $10 billion

– Commercial loans declined $14 billion – Consumer loans declined $16 billion – Securities increased $15 billion

Market related earning assets, on average, increased 5%

Managed core net interest yield increased 7 bps to 3.74% on positioning and improved interest reversals

($ in millions)

4Q09 3Q09 Change

Net interest income (FTE)

Reported $ 11,896 $ 11,753 $ 143

Impact of securitizations 2,474 2,567 (93)

Managed NII 14,370 14,320 50

Market-based (1,305) (1,395) 90

Managed Core NII $ 13,065 $ 12,925 $ 140

Reported Core NII 10,591 10,358 233

Average earning assets

Reported $ 1,807,898 $ 1,790,000 $ 17,898

Impact of securitizations1 75,337 81,703 (6,366)

Managed assets 1,883,235 1,871,703 11,532

Market-based (490,719) (468,999) (21,720)

Managed Core $ 1,392,516 $ 1,402,704 $ (10,188)

Reported Core 1,317,179 1,321,001 (3,822)

Net interest yields

Reported 2.62% 2.61% 1 bps

Impact of securitizations 13.03 12.47 56 bps

Managed assets 3.03 3.04 (1) bps

Market-based 1.06 1.18 (12) bps

Managed Core 3.74 3.67 7 bps

Reported Core 3.21 3.13 8 bps

1	Represents average securitized loans less accrued interest receivable and certain securitized bonds retained

Capital Results

Tier 1 Capital (1)

$193.1
$190.9
$171.1
$160.4
$120.8
9.2%
10.1%
11.9%
12.5%
10.4%
"Well-capitalized" threshold
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
4Q08 1Q09 2Q09 3Q09 4Q09

Tier 1 Common (2)

$63.3
$76.1
$110.4
$112.4
$120.4
4.8%
4.5%
6.9%
7.3%
7.8%
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
4Q08 1Q09 2Q09 3Q09 4Q09

Tangible Common Equity (3)

$50.7
$69.6
$100.8
$103.8
$118.6
2.9%
3.1%
4.7%
4.8%
5.6%
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
4Q08 1Q09 2Q09 3Q09 4Q09

Capital Results

Tier 1 capital declined as a result of $45 billion TARP repayment, partially offset by issuance of $19 billion of common equivalent securities

Tier 1 common increased $8 billion from issuance of $19 billion of common equivalent securities offset by net loss after preferred dividends and higher disallowed deferred tax assets primarily as a result of TARP repayment lowering regulatory capital

Tier 1 capital ratio equals Tier 1 capital including common equivalent securities divided by risk-weighted assets.

Tier 1 common equity ratio equals Tier 1 capital including common equivalent securities excluding preferred stock, trust preferred securities, hybrid securities and minority interest divided by risk-weighted assets.

Tangible common equity ratio equals common shareholders’ equity including common equivalent securities less goodwill and intangible assets (excluding mortgage service rights) net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities.

Impact of Adopting SFAS 166 and 167

SFAS 166 and 167 are effective January 1, 2010

Net incremental balance sheet impact expected to be approximately $100 billion

Includes securitized credit card and home equity receivables returning to the balance sheet with net incremental impact of $72 billion

– Regulatory capital will be reduced by approximately $10 billion, including DTA limitation,

as reserves are established for those securitized receivables

– Majority of receivables are already fully risk weighted for regulatory purposes

Assets from other QSPEs or VIEs returning to the balance sheet expected to be roughly $25 to $30 billion

Best Preliminary

12/31/2009 Impact Estimate

Allowance to Loans 4.2% 60-65 bps

Tier 1 Capital Ratio 10.4% (70-75)

Tier 1 Common Ratio 7.8% (65-70)

Tangible Common Equity 5.6% (45-50)

Executing Merger Integrations

Merrill Lynch

Countrywide

4Q09 cost savings of $1.1 billion increasing YTD to $3.3 billion (well ahead of original ‘09 estimate)

Retained 94% of high-producing financial

advisors

• Received more than 3,100 referrals from FAs to the commercial bank

• 41% of FAs have sold a banking product to their customers

• Launched the new sales and trading portal to more than 40,000 clients

• Rolled out the Merrill Lynch brand to wealth management clients

2009 Ranking—2nd largest fee producer of global investment banking revenue (Source: Dealogic)

Completed deposit system conversion 3Q09

Completed industry’s most complex mortgage servicing platform conversion to date in 4Q09

Cost savings of $1.3 billion pre-tax achieved in 2009 and well ahead of $1.0 billion merger announcement target

Now have full first mortgage capabilities in banking centers

All done while originating home loans of over $378 billion in 2009, improving estimated market share to roughly 23%

Helping customers avoid foreclosure with approximately 260,000 completed loan modifications in 2009, on top of 230,000 done in 2008 (excluding Merrill Lynch). In addition, just over 200,000 Bank of America customers are already in a trial period modification under the Government’s Making Home Affordable program at end of 2009.

Summary

Although global economies remain weak, encouraging credit trends continue to emerge

Begin 2010 with no government preferred ownership and a new management team in place

Capital levels and liquidity are very strong

Expect economic recovery to continue but on slow path

Global growth expectations of just more than 4 percent

US GDP expectations around 3 percent

Unemployment levels expected to remain elevated

Housing market expected to maintain stability

Capital markets expected to show good steady volume

Loan demand expected to continue weak trends at least through first half 2010

Regulatory climate exhibiting pressure on revenue

Bank of America remains well-positioned to combat the headwinds and win in the marketplace